                                   CREDIT AGREEMENT


                            dated as of November 18, 1994

                                     by and among



                              TICKETMASTER GROUP, INC.,



                               THE LENDERS NAMED HEREIN



                                         and



                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               as Agent for the Lenders

                                  TABLE OF CONTENTS


                                                                           PAGE

                                      ARTICLE I.
                                     DEFINITIONS
         SECTION 1.1.   "ACQUISITION(S)"...................................  1
         SECTION 1.2.   "ADJUSTED LEVERAGE RATIO"..........................  2
         SECTION 1.3.   "ADVERSELY DETERMINED".............................  2
         SECTION 1.4.   "APPLICABLE MARGIN"................................  2
         SECTION 1.5.   "ASSET SALE".......................................  3
         SECTION 1.6.   "ASSIGNMENT AGREEMENT".............................  3
         SECTION 1.7.   "BASE RATE"........................................  3
         SECTION 1.8.   "BASE RATE BORROWING"..............................  3
         SECTION 1.9.   "BORROWER PLEDGE AGREEMENT"........................  4
         SECTION 1.10.  "BORROWING"........................................  4
         SECTION 1.11.  "BUSINESS DAY".....................................  4
         SECTION 1.12.  "CAPITAL EXPENDITURES".............................  4
         SECTION 1.13.  "CASH".............................................  4
         SECTION 1.14.  "CASH EQUIVALENTS".................................  4
         SECTION 1.15.  "CASH FLOW"........................................  5
         SECTION 1.16.  "CHANGE OF CONTROL"................................  5
         SECTION 1.17.  "CLIENT ACCOUNTS"..................................  5
         SECTION 1.18.  "CLOSING DATE".....................................  5
         SECTION 1.19.  "COLLATERAL".......................................  5
         SECTION 1.20.  "COLLATERAL DOCUMENTS".............................  5
         SECTION 1.21.  "COMMITMENTS"......................................  5
         SECTION 1.22.  "COMPLIANCE CERTIFICATE"...........................  6
         SECTION 1.23.  "CONTINGENT OBLIGATIONS"...........................  6
         SECTION 1.24.  "DEBT".............................................  6
         SECTION 1.25.  "DEFINED DEFAULT"..................................  6
         SECTION 1.26.  "EARNINGS".........................................  7
         SECTION 1.27.  "EBITDA"...........................................  7
         SECTION 1.28.  "ELIGIBLE ASSIGNEE(S)".............................  7
         SECTION 1.29.  "ERISA"............................................  7
         SECTION 1.30.  "EVENT OF DEFAULT".................................  7
         SECTION 1.31.  "EXISTING LETTERS OF CREDIT".......................  7
         SECTION 1.32.  "FEDERAL FUNDS RATE"...............................  8
         SECTION 1.33.  "FEDERAL RESERVE BOARD"............................  8
         SECTION 1.34.  "FEES".............................................  8
         SECTION 1.35.  "FISCAL YEAR"......................................  8
         SECTION 1.36.  "GAAP".............................................  8
         SECTION 1.37.  "GOVERNMENTAL APPROVAL"............................  8

         SECTION 1.38.  "GOVERNMENTAL AUTHORITY"...........................  8
         SECTION 1.39.  "GUARANTIES".......................................  9
         SECTION 1.40.  "GUARANTOR(S)".....................................  9
         SECTION 1.41.  "GUARANTOR PLEDGE AGREEMENTS"......................  9
         SECTION 1.42.  "GUARANTY".........................................  9
         SECTION 1.43.  "HIGHEST LAWFUL RATE"..............................  9
         SECTION 1.44.  "ILLEGALITY".......................................  9
         SECTION 1.45.  "INDEPENDENT ACCOUNTANTS"..........................  9
         SECTION 1.46.  "INTEREST PERIOD"..................................  9
         SECTION 1.47.  "INTEREST RATE AGREEMENT".......................... 10
         SECTION 1.48.  "IPO PROCEEDS"..................................... 10
         SECTION 1.49.  "ISSUING LENDER"................................... 10
         SECTION 1.50.  "LETTER OF CREDIT USAGE"........................... 10
         SECTION 1.51.  "LETTERS OF CREDIT"................................ 10
         SECTION 1.52.  "LIBOR"............................................ 10
         SECTION 1.53.  "LIBOR BORROWING".................................. 10
         SECTION 1.54.  "LIEN"............................................. 10
         SECTION 1.55.  "LOAN ACCOUNT"..................................... 11
         SECTION 1.56.  "LOAN DOCUMENTS"................................... 11
         SECTION 1.57.  "LOANS"............................................ 11
         SECTION 1.58.  "MAKE-WELL AGREEMENT".............................. 11
         SECTION 1.59.  "MATERIAL ADVERSE EFFECT".......................... 11
         SECTION 1.60.  "MATURITY DATE".................................... 11
         SECTION 1.61.  "MAXIMUM LEVERAGE RATIO"........................... 11
         SECTION 1.62.  "NON-FUNDING LENDER"............................... 11
         SECTION 1.63.  "NON-RECOURSE DEBT"................................ 11
         SECTION 1.64.  "NON-U.S. LENDER".................................. 11
         SECTION 1.65.  "NOTES"............................................ 11
         SECTION 1.66.  "OBLIGATIONS"...................................... 12
         SECTION 1.67.  "OPTIONAL ADDITIONAL ADVANCE"...................... 12
         SECTION 1.68.  "PARTNERSHIP(S)"................................... 12
         SECTION 1.69.  "PAYMENT ACCOUNT".................................. 12
         SECTION 1.70.  "PERMITTED BONDS".................................. 12
         SECTION 1.71.  "PERSON(S)"........................................ 12
         SECTION 1.72.  "PLEDGE AGREEMENTS"................................ 12
         SECTION 1.73.  "POTENTIAL EVENT OF DEFAULT"....................... 13
         SECTION 1.74.  "PRIME RATE"....................................... 13
         SECTION 1.75.  "PRO RATA SHARE"................................... 13
         SECTION 1.76.  "PROXIMATE CONTINGENT OBLIGATIONS"................. 13
         SECTION 1.77.  "REGISTER"......................................... 13
         SECTION 1.78.  "REGULATION D"..................................... 13
         SECTION 1.79.  "REGULATORY CHANGE"................................ 13
         SECTION 1.80.  "REQUIRED LENDERS"................................. 13

         SECTION 1.81.  "RESIDUAL OBLIGATIONS"............................. 14
         SECTION 1.82.  "RESPONSIBLE OFFICER".............................. 14
         SECTION 1.83.  "RESTRICTED ENTITY"................................ 14
         SECTION 1.84.  "RESTRICTED SUBSIDIARY"............................ 14
         SECTION 1.85.  "REVOLVING LOAN COMMITMENT" and "REVOLVING LOAN
                          COMMITMENTS"..................................... 15
         SECTION 1.86.  "REVOLVING LOANS".................................. 15
         SECTION 1.87.  "SIGNIFICANT RESTRICTED ENTITY".................... 15
         SECTION 1.88.  "SUBSIDIARY"....................................... 15
         SECTION 1.89.  "SWING LINE LENDER"................................ 15
         SECTION 1.90.  "SWING LINE LOAN COMMITMENT"....................... 15
         SECTION 1.91.  "SWING LINE LOANS"................................. 15
         SECTION 1.92.  "TAXES"............................................ 15
         SECTION 1.93.  "TERM LOAN"........................................ 15
         SECTION 1.94.  "TERM LOAN COLLATERAL"............................. 15
         SECTION 1.95.  "TERM LOAN COMMITMENT"............................. 15
         SECTION 1.96.  "THIRD PARTY PLEDGE AGREEMENT"..................... 15
         SECTION 1.97.  "THIRD PARTY PLEDGOR".............................. 16
         SECTION 1.98.  "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS".. 16
         SECTION 1.99.  "TRADEMARK MORTGAGE AND ASSIGNMENT AGREEMENT"...... 16
         SECTION 2.00.  "UNIFORM COMMERCIAL CODE".......................... 16
         SECTION 2.01.  "UNRESTRICTED ENTITY".............................. 16
         SECTION 2.02.  CONSTRUCTION IN GENERAL............................ 16
         SECTION 2.03.  EXHIBITS AND SCHEDULES............................. 16
         SECTION 2.04.  OTHER DEFINITIONS.................................. 17

                                     ARTICLE II.
                                     THE CREDITS
         SECTION 2.1.   REVOLVING LOAN COMMITMENTS......................... 17
         SECTION 2.2.   TERM LOAN COMMITMENTS.............................. 22
         SECTION 2.3.   NOTICE OF BORROWING................................ 23
         SECTION 2.4.   CALCULATION AND PAYMENTS OF INTEREST............... 25
         SECTION 2.5.   CALCULATION AND PAYMENT OF FEES.................... 29
         SECTION 2.6.   PAYMENT OF PRINCIPAL, INTEREST AND FEES; INTEREST
                          ON OVERDUE PAYMENTS.............................. 30
         SECTION 2.7.   CANCELLATION OR REDUCTION OF REVOLVING LOAN
                          COMMITMENTS...................................... 32
         SECTION 2.8.   OPTIONAL AND MANDATORY PREPAYMENTS................. 32
         SECTION 2.9.   CAPITAL COSTS...................................... 34
         SECTION 2.10.  TAXES.............................................. 34
         SECTION 2.11.  DETERMINATIONS; CALCULATION........................ 37
         SECTION 2.12.  LOAN ACCOUNTS AND REGISTER; PRO RATA TREATMENT..... 37

         SECTION 2.13.  FUNDING SOURCES.................................... 38
         SECTION 2.14.  SURVIVAL........................................... 38
         SECTION 2.15.  COLLATERAL......................................... 38
         SECTION 2.16.  GUARANTIES......................................... 39

                                     ARTICLE III.
                                 CONDITIONS TO LOANS
         SECTION 3.1.   CONDITIONS PRECEDENT TO LOANS ON CLOSING DATE...... 39
         SECTION 3.2.   CONDITIONS PRECEDENT TO LOANS ON SUBSEQUENT
                          FUNDING DATES.................................... 43

                                     ARTICLE IV.
                            REPRESENTATIONS AND WARRANTIES
         SECTION 4.1.   LEGAL STATUS: BORROWER AND RESTRICTED
                          SUBSIDIARIES..................................... 44
         SECTION 4.2.   ORGANIZATION AND QUALIFICATION OF OTHER RESTRICTED
                          ENTITIES......................................... 44
         SECTION 4.3.   AUTHORIZATION AND VALIDITY......................... 45
         SECTION 4.4.   NO VIOLATION: BORROWER............................. 45
         SECTION 4.5.   NO VIOLATION: GUARANTORS........................... 45
         SECTION 4.6.   CORRECTNESS OF FINANCIAL STATEMENTS................ 45
         SECTION 4.7.   INCOME TAX RETURNS................................. 46
         SECTION 4.8.   NO SUBORDINATION................................... 46
         SECTION 4.9.   PERMITS, FRANCHISES................................ 46
         SECTION 4.10.  ERISA.............................................. 46
         SECTION 4.11.  OTHER OBLIGATIONS.................................. 47
         SECTION 4.12.  REGULATION U....................................... 47
         SECTION 4.13.  ENVIRONMENTAL MATTERS.............................. 47
         SECTION 4.14.  CONSENTS........................................... 47
         SECTION 4.15.  LITIGATION......................................... 47
         SECTION 4.16.  TITLE TO PROPERTY; LIENS........................... 48
         SECTION 4.17.  DISCLOSURE......................................... 48
         SECTION 4.18.  FISCAL YEAR........................................ 48
         SECTION 4.19.  EMPLOYEE MATTERS................................... 48
         SECTION 4.20.  UNRESTRICTED ENTITIES.............................. 48

                                      ARTICLE V.
                                AFFIRMATIVE COVENANTS
         SECTION 5.1.   PUNCTUAL PAYMENTS.................................. 49
         SECTION 5.2.   ACCOUNTING RECORDS................................. 49
         SECTION 5.3.   FINANCIAL STATEMENTS............................... 49
         SECTION 5.4.   EXISTENCE; COMPLIANCE WITH LAW..................... 51

         SECTION 5.5.   INSURANCE.......................................... 51
         SECTION 5.6.   MAINTENANCE OF PROPERTIES.......................... 52
         SECTION 5.7.   TAXES AND OTHER LIABILITIES........................ 52
         SECTION 5.8.   LITIGATION......................................... 52
         SECTION 5.9.   FINANCIAL CONDITION................................ 52
         SECTION 5.10.  NOTICE TO AGENT.................................... 53
         SECTION 5.11.  INTEREST RATE HEDGE................................ 54
         SECTION 5.12.  REVISIONS OR UPDATES TO SCHEDULES.................. 54
         SECTION 5.13.  FURTHER ASSURANCES................................. 54
         SECTION 5.14.  COMPLIANCE WITH ERISA.............................. 55
         SECTION 5.15.  ENVIRONMENTAL PROTECTION STATUTES; OTHER
                          REGULATIONS...................................... 55
         SECTION 5.16.  NOTICE OF CHANGE IN MANAGEMENT..................... 55
         SECTION 5.17.  PAYMENT ACCOUNT.................................... 55
         SECTION 5.18.  CONVERSION OF UNRESTRICTED ENTITY TO RESTRICTED
                          ENTITY........................................... 55

                                     ARTICLE VI.
                                  NEGATIVE COVENANTS
         SECTION 6.1.   USE OF FUNDS....................................... 56
         SECTION 6.2.   CAPITAL EXPENDITURES............................... 56
         SECTION 6.3.   SALE-LEASEBACK..................................... 56
         SECTION 6.4.   OTHER INDEBTEDNESS................................. 56
         SECTION 6.5.   LIENS.............................................. 57
         SECTION 6.6.   MERGER, CONSOLIDATION, TRANSFER OF ASSETS.......... 57
         SECTION 6.7.   GUARANTIES......................................... 58
         SECTION 6.8.   LOANS, ADVANCES, INVESTMENTS....................... 58
         SECTION 6.9.   DIVIDENDS, DISTRIBUTIONS........................... 59
         SECTION 6.10.  PARTNERSHIPS....................................... 59
         SECTION 6.11.  TRANSACTIONS WITH AFFILIATES....................... 59
         SECTION 6.12.  ACQUISITIONS....................................... 59
         SECTION 6.13.  PREPAYMENT OF INDEBTEDNESS......................... 60
         SECTION 6.14.  SPECULATIVE TRANSACTIONS........................... 61
         SECTION 6.15.  UNRESTRICTED ENTITIES.............................. 61

                                     ARTICLE VII.
                                  EVENTS OF DEFAULT
         SECTION 7.1.   EVENTS OF DEFAULT.................................. 62
         SECTION 7.2.   REMEDIES........................................... 66
         SECTION 7.3.   APPLICATION OF PROCEEDS AFTER EVENT OF DEFAULT AND
                          ACCELERATION..................................... 67

                                    ARTICLE VIII.
                                AGENT AND THE LENDERS
         SECTION 8.1.   AUTHORIZATION AND ACTION........................... 67
         SECTION 8.2.   EXCULPATION; AGENT'S RELIANCE; ETC................. 69
         SECTION 8.3.   WELLS FARGO AND AFFILIATES......................... 69
         SECTION 8.4.   LENDER CREDIT DECISION............................. 70
         SECTION 8.5.   INDEMNIFICATION.................................... 70
         SECTION 8.6.   SUCCESSOR AGENT.................................... 70
         SECTION 8.7.   EXCESS PAYMENTS.................................... 71
         SECTION 8.8.   BENEFICIARIES...................................... 71
         SECTION 8.9.   OBLIGATIONS SEVERAL................................ 71
         SECTION 8.10.  NO OBLIGATION OF ISSUING LENDER TO OTHER LENDERS
                          WITH RESPECT TO LETTERS OF CREDIT................ 72

                                     ARTICLE IX.
                                    MISCELLANEOUS
         SECTION 9.1.   NO WAIVER; MODIFICATIONS IN WRITING................ 72
         SECTION 9.2.   NOTICES............................................ 73
         SECTION 9.3.   COSTS, EXPENSES AND ATTORNEYS' FEES................ 74
         SECTION 9.4.   INDEMNITY.......................................... 75
         SECTION 9.5.   SUCCESSORS AND ASSIGNMENT AND PARTICIPATIONS....... 76
         SECTION 9.6.   SET-OFF............................................ 78
         SECTION 9.7.   EFFECTIVENESS...................................... 78
         SECTION 9.8.   HEADINGS........................................... 78
         SECTION 9.9.   EXECUTION IN COUNTERPARTS.......................... 78
         SECTION 9.10.  COMPLETE AGREEMENT................................. 79
         SECTION 9.11.  INTERPRETATION..................................... 79
         SECTION 9.12.  NO COURSE OF CONDUCT............................... 79
         SECTION 9.13.  NO THIRD PARTIES BENEFITED......................... 79
         SECTION 9.14.  LIEN ON DEPOSITS AND PROPERTY IN POSSESSION OF ANY
                          LENDER........................................... 79
         SECTION 9.15.  NONLIABILITY OF THE LENDERS........................ 80
         SECTION 9.16.  TIME............................................... 81
         SECTION 9.17.  SEVERABILITY OF PROVISIONS; INDEPENDENCE OF
                          COVENANTS........................................ 81
         SECTION 9.18.  GOVERNING LAW...................................... 81
         SECTION 9.19.  JURISDICTION AND VENUE............................. 81
         SECTION 9.20.  WAIVER OF TRIAL BY JURY............................ 82

          SCHEDULES

A         Lenders
1.31      Existing Letters of Credit
2.01      Unrestricted Entities
2.1(a)    Debt Repaid on Closing Date
4.1       Subsidiaries
4.2       Restricted Entities in Partnership/Joint Venture Form
4.7       Tax Sharing Agreements
4.15      Litigation
6.5       Rights of First Refusal and Similar Encumbrances
6.9       Certain Employment Agreements, Incentive Plans and Stock
           Option Agreements
6.12      Acquisition Candidate Debt



          EXHIBITS

1.9       Borrower Pledge Agreement
1.41      Guarantor Pledge Agreement
1.42      Guaranty
1.65A     Revolving Loan Note
1.65B     Term Loan Note
1.96      Third Party Pledge Agreement
2.1(c)    Letter of Credit Agreement
2.3       Notice of Borrowing
2.4       Request for Conversion/Continuation
3.1(a)    Automatic Debit Order from Borrower
3.1(c)(i) Opinion of Neal Gerber & Eisenberg
3.1(c)(ii)Opinion of Foster, Pepper & Shefelman
3.1(e)    Corporate Officer's Certificate
5.3(b)    Form of Compliance Certificate
9.2       Notice Addresses of Lenders Other Than Wells Fargo
9.5       Assignment Agreement

                                   CREDIT AGREEMENT

         This CREDIT AGREEMENT is entered into as of the 18th day of November, 1994, by and among TICKETMASTER GROUP, INC., an Illinois corporation ("Borrower"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), and the other financial institutions which are or hereafter become signatories hereto and which are identified on SCHEDULE A hereto, as amended from time to time (each a "Lender" and, collectively, the "Lenders"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders ("Agent").

                                       RECITALS

         A. Ticketmaster Corporation, an Illinois corporation and a subsidiary of Borrower, certain financial institutions, including, without limitation, Wells Fargo (the "Existing Lenders") and Wells Fargo, as agent, are parties to that certain Second Amended and Restated Credit Agreement dated as of October 26, 1993, as amended by the First Amendment to Second Amended and Restated Credit Agreement dated as of February 8, 1994 (the "Existing Credit Agreement").

         B. Pursuant to the Existing Credit Agreement, the Existing Lenders made available to Ticketmaster Corporation certain revolving and term loan credit facilities, the aggregate outstanding principal balance of which on the date hereof is $40,625,000 (the "Existing Loans") and Wells Fargo issued certain standby letters of credit, $675,968 in face amount of which are outstanding on the date hereof (the "Existing Letters of Credit").

         C. Borrower has requested that Wells Fargo and the other Lenders provide Borrower with financing and Wells Fargo and the other Lenders have agreed to provide such financing, subject to the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the Recitals set forth above, which by this reference are incorporated into the Agreement set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lenders, Agent and Borrower hereby agree to the following:

                                      AGREEMENT
                                      ARTICLE I.
                                     DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         SECTION 1.1. "ACQUISITION(S)" means an investment in, or the acquisition of the stock, assets or business by merger, consolidation or otherwise of a Person other than an Unrestricted Entity (the "Acquisition Candidate") by, Borrower or a Restricted Entity.

         SECTION 1.2. "ADJUSTED LEVERAGE RATIO" means, as of the end of each fiscal quarter of each Fiscal Year, the ratio of (a) (i) EBITDA of Borrower and Restricted Entities, PLUS (ii) cash dividends received by Borrower and any Restricted Entity and cash dividends declared for the benefit of, and at that time payable to, but not yet received by, Borrower or any Restricted Entity provided that the payment of such dividend is not restricted in any way by law, contract or otherwise MINUS (iii) distributions made by Borrower or any Restricted Entity to minority shareholders MINUS (iv) EBITDA generated by any assets or operations sold by Borrower or any Restricted Entity during such period ("CASH FLOW") up to and including the date of sale to (b) all Debt for borrowed money and reimbursement obligations for letters of credit of Borrower and its Restricted Entities other than the Term Loans to the extent the Term Loans are secured as required by Section 2.15(b) (all as shown on the financial statements of Borrower and Restricted Entities required to be delivered pursuant to Section 5.3(b) hereof).

         SECTION 1.3. "ADVERSELY DETERMINED" means, with respect to any cause of action or litigation or investigation by a Governmental Authority, a final determination of liability or culpability on the part of the defendant (or cross-defendant) or the agreement by the defendant (or cross-defendant) to settle such litigation or investigation, which, in any case, requires (i) the payment of the maximum amount reasonably likely to be assessed, imposed or required for settlement or (ii) the imposition of the most disadvantageous alternative remedy or sanction reasonably likely to be imposed or required for settlement as measured against in the case of either clause (i) or clause (ii) the maximum amount sought or which could be possible under any circumstances.

         SECTION 1.4. "APPLICABLE MARGIN" means, except as set forth below, during each fiscal quarter of each Fiscal Year, a percentage per annum as shown below determined by reference to the Adjusted Leverage Ratio:

(i) with respect to the Base Rate:

                                                      Applicable
         Adjusted Leverage Ratio                      Base Margin

         less than 2.5                                      0.00%
         2.50 or more but less than 3.25                    0.00%
         3.25 or more but less than 3.75                   0.125%
         3.75 or more but less than 4.5                    0.625%
         4.50 or more but less than 5.0                    0.875%
         5.0 and above                                     1.125%

(ii)  with respect to LIBOR:
                                                      Applicable
         Adjusted Leverage Ratio                    Libor Margin

         less than 2.5                                     0.75%
         2.50 or more but less than 3.25                   1.00%
         3.25 or more but less than 3.75                  1.375%
         3.75 or more but less than 4.5                   1.875%
         4.50 or more but less than 5.0                   2.125%
         5.0 and above                                    2.375%


The Applicable Margin for any fiscal quarter shall be determined with reference to the Adjusted Leverage Ratio calculation based on the quarterly financial statements of Borrower and Restricted Entities most recently delivered to Agent pursuant to Section 3.1(d) or 5.3(b) or, if Borrower, has failed to provide such certificate within the period set forth therein, the Applicable Margin shall be 1.125% with respect to the Base Rate and 2.375% with respect to LIBOR until such time as such financial statements are so delivered; provided that the Applicable Margin in effect on the first day of the Interest Period (or, in the case of any Interest Period commencing after such financial statements are due but not delivered, on such date as such delayed financial statements are finally delivered) shall remain in effect throughout such Interest Period notwithstanding any change in the Adjusted Leverage Ratio that occurs prior to the end of such Interest Period. Notwithstanding the foregoing, from the Closing Date until December 15, 1994, the Applicable Margin for Base Rate Loans shall be .625% and the Applicable Margin for LIBOR Loans shall be 1.875%.

         SECTION 1.5. "ASSET SALE" means any sale or disposition or series of sales or dispositions by Borrower or any Restricted Entity to any Person other than Borrower or any of its Restricted Entities of (i) any stock of, or other equity interest in, any Subsidiary or any interest in any Partnership,
(ii) substantially all of the assets of any division or line of business of Borrower or any Restricted Entity, or (iii) any other assets (whether tangible or intangible) of the Borrower or any Restricted Entity, outside of the ordinary course of business.

         SECTION 1.6.  "ASSIGNMENT AGREEMENT" has the meaning set forth in
Section 9.5(b).

         SECTION 1.7. "BASE RATE" means the higher of (a) the Prime Rate in effect on any date of determination and (b) the Federal Funds Rate in effect on such date as announced by the Federal Reserve Bank of New York plus one-half percent (1/2%), plus, in either case, the Applicable Margin.

         SECTION 1.8. "BASE RATE BORROWING" means any Borrowing hereunder, or portion thereof, which accrues interest at the Base Rate plus the Applicable Margin.

         SECTION 1.9. "BORROWER PLEDGE AGREEMENT" means that certain Pledge Agreement of even date herewith made by Borrower in favor of Agent on behalf of the Lenders, substantially in the form attached hereto as EXHIBIT 1.9.

         SECTION 1.10. "BORROWING" means the aggregation of Loans made to Borrower at the same time by the Lenders pursuant to Section 2.1 or 2.2, all of which Loans are of the same type, i.e. Base Rate Loans or LIBOR Loans, and, in the case of LIBOR Loans, have the same Interest Period.

         SECTION 1.11. "BUSINESS DAY" means a day when commercial banks are open for business in San Francisco, California, excluding Saturday and Sunday and any day specified as a holiday by federal or California statute or regulation; provided that with respect to LIBOR Borrowings "Business Day" shall also not include any day that is not a day for trading among banks in the Eurodollar inter-bank market.

         SECTION 1.12. "CAPITAL EXPENDITURES" means, when used in connection with any Person, for any period, the aggregate of all expenditures (including, only in the year of acquisition, the principal component of capitalized lease obligations of such Person incurred in connection with such acquisition) that, in conformity with GAAP are required to be capitalized and reflected in the property, plant and equipment or similar fixed asset accounts in the balance sheet of such Person (including, without limitation, equipment the acquisition of which is required to be capitalized and reflected in the property, plant and equipment or similar fixed asset accounts in the balance sheet of such Person in conformity with GAAP and which is purchased simultaneously with the trade-in of existing equipment owned by such Person to the extent of (a) the gross amount of such purchase price LESS (b) the value realized on the equipment being traded in at such time) or are otherwise required to be capitalized in conformity with GAAP.

         SECTION 1.13. "CASH" means money, currency or a credit balance in a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         SECTION 1.14. "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

         SECTION 1.15.  "CASH FLOW" has the meaning set forth in Section 1.2.

         SECTION 1.16. "CHANGE OF CONTROL" means (i) the consummation of any consolidation or merger of Borrower in which Borrower is not the continuing or surviving corporation or pursuant to which the common stock of Borrower would be converted into cash, securities or other property, other than a merger of Borrower in which the holders of the common stock immediately prior to the merger, in the aggregate, have not less than fifty-one percent (51%) of the common stock of the surviving corporation immediately after such merger; or
(ii) the issuance by Borrower of any of its securities to any Person or group of Persons (other than the issuance pursuant to an offering to the general public) if, after the issuance of such securities, the holders of Borrower's securities having the right to vote for the election of directors immediately prior to such issuance, in the aggregate, would own less than fifty-one percent (51%) of the then issued and outstanding securities of Borrower entitled to vote for the election of directors.

         SECTION 1.17. "CLIENT ACCOUNTS" means amounts held by Borrower, any Restricted Entity or any Unrestricted Entity for the account of vendors of tickets and merchandise.

         SECTION 1.18. "CLOSING DATE" means the date the first Loan hereunder is made to Borrower by the Lenders.

         SECTION 1.19. "COLLATERAL" means all property securing any or all of the Obligations (other than Residual Obligations), as described in Sections 2.15 and 5.13 hereof and in the Pledge Agreements and the Trademark Mortgage and Assignment Agreement.

         SECTION 1.20. "COLLATERAL DOCUMENTS" means all present and future security agreements (including, without limitation, the Pledge Agreements and the Trademark Mortgage and Assignment Agreement) financing statements, and other documents granting Liens to Agent on behalf of the Lenders, or perfecting, effecting, facilitating, consenting to, providing notice of or otherwise evidencing such Liens.

         SECTION 1.21. "COMMITMENTS" means the Term Loan Commitments and the Revolving Loan Commitments in the aggregate principal amount of ONE HUNDRED SEVENTY FIVE MILLION DOLLARS ($175,000,000).

         SECTION 1.22. "COMPLIANCE CERTIFICATE" shall have the meaning set forth in Section 5.3(b).

         SECTION 1.23.  "CONTINGENT OBLIGATIONS" means, as to any Person,
(A) any obligation of such Person guaranteeing or intended to guarantee any Debt, leases (other than guarantees of operating lease obligations, which guarantees are entered into in the ordinary course of business consistent with past practice), dividends or other obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor (any agreement described in this clause (ii)(y) is hereinafter referred to as a "Make-Well Agreement"), (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or transactions permitted by
Section 6.11; and (B) any obligations of such Person under any Interest Rate Agreement. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         SECTION 1.24. "DEBT" means, at any date, the aggregate amount of, without duplication: (a) all obligations of a Person for borrowed money (excluding such obligations between members of such Person's consolidated group determined for financial reporting purposes); (b) all obligations of a Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of a Person to pay the deferred purchase price of property or services, except under covenants not to compete or under consulting, employment or management contracts and except for trade payables due less than 135 days from the date of incurrence thereof; (d) all obligations of a Person under capital leases; (e) all obligations or liabilities of others secured by a Lien on any asset of a Person, whether or not such obligations or liability have been assumed by such Person; (f) all obligations guarantied by a Person; and (g) any other obligations or liabilities similar to those described in clauses (a) through (f) above, inclusive, which are required by GAAP to be shown as debt on the balance sheet of a Person; provided, however, that neither the interest of minority shareholders or partners in Borrower or any Subsidiary or Partnership nor Client Accounts shall be included in this definition of Debt.

         SECTION 1.25. "DEFINED DEFAULT" means any event of default defined as such under the terms of any contract or instrument (other than any of the Loan Documents) or, if any such contract or instrument does not expressly define material breaches of the obligations thereunder as events of default, any such material breach.

         SECTION 1.26. "EARNINGS" means revenues of Borrower and its Restricted Entities from continuing operations less expenses from continuing operations, as determined on a consolidated basis.

         SECTION 1.27. "EBITDA" means, as of any date of determination, the twelve (12) month trailing Earnings before interest, taxes, depreciation and amortization of Borrower and Restricted Entities, less any non-recurring and non-ordinary gains and gains from asset sales, plus any non-recurring and non-ordinary losses and losses from asset sales (to the extent any such gains or losses exceed in the aggregate $500,000) for any such 12 month trailing period.

         SECTION 1.28. "ELIGIBLE ASSIGNEE(S)" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $10,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any State thereof, and having total assets in excess of $10,000,000,000; (iii) a commercial bank, having total assets in excess of $10,000,000,000, organized under the laws of any other country, or a political subdivision thereof, provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization of Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity (except (x) an individual (other than an affiliate of Borrower), (y) a union or other collective bargaining association or (z) any ERISA plans) which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies; provided, however, that an affiliate of Borrower may be an Eligible Assignee but shall not be (A) counted in determining the Required Lenders for purposes of
Section 9.1(a) hereof or otherwise hereunder or (B) permitted to attend any meeting of the Lenders after the occurrence and during the continuance of an Event of Default, or receive any information (other than notice of the occurrence thereof) from Agent with respect to any such Event of Default; and the phrase "all of the Lenders" contained in Section 9.1(a) hereof shall, in such case, be deemed to mean all of the Lenders other than such affiliate of Borrower.

         SECTION 1.29. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         SECTION 1.30. "EVENT OF DEFAULT" shall have the meaning assigned to such term in Section 7.1 hereof.

         SECTION 1.31. "EXISTING LETTERS OF CREDIT" means, as set forth in the Recitals, the letters of credit issued under the Existing Credit Agreement outstanding on the date hereof, which are identified by number, beneficiary and maximum amount available for drawing in SCHEDULE 1.31 hereto.

         SECTION 1.32. "FEDERAL FUNDS RATE" means an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Agent on such day on such transactions as calculated by Agent and presented in reasonable detail to Borrower.

         SECTION 1.33. "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any successor thereto.

         SECTION 1.34. "FEES" means and is the collective reference to the Commitment Fee, each Letter of Credit Fee, any prepayment fee due and payable pursuant to Section 2.8(e) hereof and the fees described in that certain letter dated November 4, 1994 from Wells Fargo to Borrower.

         SECTION 1.35. "FISCAL YEAR" means the fiscal year of Borrower, which shall be the twelve (12) month period ending on January 31 of each year or such other period as Borrower may designate and Agent may agree to in writing, which agreement will not be unreasonably withheld or denied.

         SECTION 1.36. "GAAP" means (a) for purposes of Section 5.3 hereof (other than the Compliance Certificate delivered pursuant to subsection 5.3(b)), generally accepted accounting principles as in effect in the United States of America, consistently applied and (b) for all other purposes hereunder (including the Compliance Certificate delivered pursuant to subsection 5.3(b)), generally accepted accounting principles as in effect in the United States of America on the date of this Agreement including, without limitation, the full consolidation of fifty percent (50%) or more owned Subsidiaries or Partnerships, consistently applied.

         SECTION 1.37. "GOVERNMENTAL APPROVAL" means an authorization, consent, approval, order, permit, license or exemption of, qualification, registration or filing with, or report to, any Governmental Authority.

         SECTION 1.38. "GOVERNMENTAL AUTHORITY" means any nation or government, any state, county, municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any government or quasi-governmental authority, agency, department, board, bureau, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal of competent jurisdiction.

         SECTION 1.39. "GUARANTIES" means the guaranties of the Obligations (other than Residual Obligations) made by the Guarantors pursuant to the Guaranty.

         SECTION 1.40. "GUARANTOR(S)" means each Restricted Subsidiary and any other Person that becomes a Restricted Subsidiary after the date hereof.

         SECTION 1.41. "GUARANTOR PLEDGE AGREEMENTS" means that certain Pledge Agreement of even date herewith made by the Guarantors (other than Ticketmaster-New Orleans, Inc. and TM Number One Limited) in favor of Agent on behalf of the Lenders, substantially in the form attached hereto as EXHIBIT 1.41, and that certain Pledge Agreement to be entered into by TM Number One Limited; PROVIDED that any Restricted Entity that has not previously executed a Guarantor Pledge Agreement and that acquires an ownership interest in another Restricted Entity shall execute a counterpart Guarantor Pledge Agreement with such modifications as Agent and Borrower may agree pursuant to Section 5.13

         SECTION 1.42. "GUARANTY" means, collectively, that certain Guaranty of even date herewith made by the Guarantors other than Ticketmaster-New Orleans, Inc. and TM Number One Limited in favor of Agent on behalf of the Lenders, substantially in the form attached hereto as EXHIBIT 1.42, and that certain Guaranty to be entered into by TM Number One Limited in favor of Agent on behalf of the Lenders pursuant to Section 5.13; provided that any Person that becomes a Restricted Entity after the date hereof shall sign a counterpart of
EXHIBIT 1.42, with such modifications therein as Agent and Borrower shall agree.

         SECTION 1.43. "HIGHEST LAWFUL RATE" means, with respect to any Lender, the maximum non-usurious interest rate, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by such Lender in connection with this Agreement, the Notes, the other Loan Documents or any other documents executed in connection herewith or therewith.

         SECTION 1.44.  "ILLEGALITY" has the meaning set forth in Section
2.4(g).

         SECTION 1.45. "INDEPENDENT ACCOUNTANTS" shall have the meaning assigned to such term in Section 5.3(a) hereof.

         SECTION 1.46. "INTEREST PERIOD" means with respect to each LIBOR Borrowing, the period commencing on the date of such LIBOR Borrowing and, subject to the availability of funds, ending one (1), two (2), three (3) or six
(6) months thereafter (or such other period as is agreed to pursuant to Section 2.4(a)), as Borrower may elect pursuant to the terms hereof; provided, however, that:

         (a) any Interest Period for a LIBOR Borrowing which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month in which case such Interest Period shall end on the next preceding Business Day; and

         (b) any Interest Period for a LIBOR Borrowing which begins on the last Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.

         SECTION 1.47. "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement or other similar agreement or arrangement designed to protect Borrower or any Restricted Entity against fluctuations in interest rates.

         SECTION 1.48.  "IPO PROCEEDS" has the meaning set forth in Section
2.8(b).

         SECTION 1.49. "ISSUING LENDER" means Wells Fargo, or any Person serving as successor Agent hereunder, in its capacity as issuer of Letters of Credit pursuant to Section 2.1(c).

         SECTION 1.50. "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount that is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lender and not theretofore reimbursed by Borrower.

         SECTION 1.51.  "LETTERS OF CREDIT" shall have the meaning set forth in
Section 2.1(c) hereof.

         SECTION 1.52. "LIBOR" means, for any Interest Period, the average rate of interest at which deposits (in an amount approximately equal to the amount of any requested LIBOR Borrowing and for the same term as the Interest Period designated by Borrower for such Borrowing) are offered to Wells Fargo in the London interbank Eurodollar market for delivery on the first day of such Interest Period, as adjusted for reserve requirements and rounded upwards, if necessary, to the next highest one sixteenth of one percent (1/16%), plus the Applicable Margin. LIBOR shall be determined at 9:00 a.m. (California time) on the second Business Day prior to the first day of such Interest Period.

         SECTION 1.53. "LIBOR BORROWING" shall mean any Borrowing hereunder which accrues interest at LIBOR plus the Applicable Margin.

         SECTION 1.54. "LIEN" means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien (except for inchoate Liens securing the payment of nondelinquent Taxes) or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any asset, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and/or the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

         SECTION 1.55.  "LOAN ACCOUNT" has the meaning set forth in Section
2.12.

         SECTION 1.56. "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, if issued, the Guaranty, the Collateral Documents, and any supplemental agreement or instrument executed or delivered by Borrower in connection herewith, and all amendments, modifications or supplements, and appendices, exhibits and schedules to, any of the foregoing.

         SECTION 1.57. "LOANS" means, without duplication, the aggregate amount of Borrowings outstanding at any time under the Term Loan Commitments, the Revolving Loan Commitments and the Swing Line Loan Commitment.

         SECTION 1.58. "MAKE-WELL AGREEMENT" shall have the meaning set forth in Section 1.20.

         SECTION 1.59. "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, operations, assets, property, prospects, or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole.

         SECTION 1.60.  "MATURITY DATE" means December 31, 1999.

         SECTION 1.61.  "MAXIMUM LEVERAGE RATIO" has the meaning set forth in
Section 5.9(b).

         SECTION 1.62.  "NON-FUNDING LENDER" has the meaning set forth in
Section 2.3(g).

         SECTION 1.63. "NON-RECOURSE DEBT" means Debt, whether or not required to be reflected on the consolidated balance sheet of a Person in accordance with GAAP, which (a) contains terms limiting recourse against such Person that are reasonably satisfactory to Agent and (b) the failure to pay or acceleration of which would not give rise to a right of cross-default or cross-acceleration on the part of holders of other Debt created on or after the Closing Date.

         SECTION 1.64. "NON-U.S. LENDER" has the meaning set forth in Section 2.10(c)(i).

         SECTION 1.65. "NOTES" means, collectively, the Revolving Loan Notes in the form of EXHIBIT 1.65A and the Term Loan Notes in the form of EXHIBIT 1.65B, if either are issued, and any promissory notes that may be issued in substitution, renewal, extension, replacement or exchange therefor.

         SECTION 1.66. "OBLIGATIONS" means all present and future liabilities and obligations of Borrower to Agent and the Lenders hereunder and all other liabilities and obligations of Borrower to Agent and the Lenders of every kind and description, now existing or hereafter owing, matured or unmatured, direct or indirect, absolute or contingent, joint or several, arising under or in connection with the Loan Documents, including any extensions, modifications and renewals thereof and substitutions therefor.

         SECTION 1.67. "OPTIONAL ADDITIONAL ADVANCE" has the meaning set forth in Section 2.3(g).

         SECTION 1.68. "PARTNERSHIP(S)" shall mean any joint venture or partnership in which any Subsidiary is a joint venturer or general partner and has sole or shared management control; provided, however, that except for calculating aggregate investments pursuant to Section 6.8(k), no Unrestricted Entity shall be deemed to be a Partnership for the purposes of this Agreement.

         SECTION 1.69. "PAYMENT ACCOUNT" shall have the meaning assigned to such term in Section 2.6(a) hereof.

         SECTION 1.70. "PERMITTED BONDS" means Debt of Borrower that (i) (a) is either (x) not guarantied or (y) if guarantied, such guaranty is subordinated to the Guaranty, (b) has an interest rate not exceeding the higher of (x) 13.5% per annum or (y) the sum of the rate for obligations of the United States Treasury having a comparable term PLUS 4.0% per annum, (c) matures or commences amortization no earlier than two years after the Maturity Date, (d) has covenants, defaults, remedies, subordination provisions and other terms that are reasonably satisfactory to Agent and Required Lenders, provided that all such covenants and defaults shall be less restrictive than those comparable provisions set forth herein and, provided, further, that all such terms and provisions shall be consistent with those customary for publicly traded debt securities on the date hereof and (e) is unsecured or (ii) is in an aggregate amount sufficient to, and is applied to, prepay in full all Loans and cash collateralize all outstanding Letters of Credit (or Borrower has returned such Letters of Credit to Issuing Lender for cancellation or has made other provision therefor satisfactory to Issuing Lender) and all accrued interest on the Obligations and all accrued Fees, provided that Borrower shall terminate the Commitments at the time of such prepayments.

         SECTION 1.71. "PERSON(S)" means and includes natural persons, corporations, limited partnerships, general partnerships, joint ventures, associations, companies, trusts, businesses or other organizations, whether or not legal entities.

         SECTION 1.72. "PLEDGE AGREEMENTS" means, collectively, the Borrower Pledge Agreement, the Guarantor Pledge Agreements and the Third Party Pledge Agreement.

         SECTION 1.73. "POTENTIAL EVENT OF DEFAULT" means any condition that, with the giving of notice by Agent or a Lender to Borrower or any Guarantor, as appropriate, or passage of time as specified in this Agreement or any of the other Loan Documents, or both would, unless cured or waived, become an Event of Default.

         SECTION 1.74. "PRIME RATE" means at any time the rate of interest most recently announced within Agent at its principal office in San Francisco as its Prime Rate, with the understanding that Agent's Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as Agent may designate. Each change in the Prime Rate shall become effective on the date such change is announced within Agent.

         SECTION 1.75. "PRO RATA SHARE" means the percentage set forth opposite the name of each Lender in SCHEDULE A hereto, as may be amended from time to time in accordance herewith.

         SECTION 1.76. "PROXIMATE CONTINGENT OBLIGATIONS" means Contingent Obligations of Borrower or any Restricted Entity (without duplication) with respect to (i) guaranties of Debt of another Person, (ii) letter of credit reimbursement obligations, (iii) Make-Well Agreements, and (iv) contingent obligations with respect to the termination value of any Interest Rate Agreement in the form of a swap.

         SECTION 1.77.  "REGISTER" has the meaning set forth in Section
2.12(b).

         SECTION 1.78. "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System and any successor regulation, in each case as in effect from time to time.

         SECTION 1.79. "REGULATORY CHANGE" means (a) the adoption after the date hereof of any new, or any change in any existing, treaty or federal, state, local or foreign law, rule, regulation (including but not limited to Regulation D) or guideline (whether or not having the force of law), (b) the adoption or making after the date hereof of, or compliance by Agent or any Lender with, any interpretation, directive, request, order or decree issued after the date hereof (whether or not having the force of law) applicable to Agent or any Lender by any court or Governmental Authority or central bank or other monetary authority, or compliance after the date hereof by Agent or any Lender with any such law, rule, regulation, guideline, interpretation, directive, request, order or decree (adopted, made or issued after the date hereof), or (c) any change after the date hereof in the administration or enforcement of or under any such law, rule, regulation or guideline by any court or Governmental Authority or central bank or other monetary authority charged with the interpretation or administration thereof.

         SECTION 1.80. "REQUIRED LENDERS" means, at any date of determination, any Lender or Lenders holding Pro Rata Shares of the Commitments which exceed fifty-one percent (51%) or, if the Commitments have been terminated, holding Pro Rata Shares of the Loans outstanding on such date which exceed fifty-one percent (51%).

         SECTION 1.81. "RESIDUAL OBLIGATIONS" means Obligations which are created hereunder or under any other Loan Document other than the full repayment of the Loans, reimbursement of all Letter of Credit drawings, cash collateralization of all outstanding, undrawn Letters of Credit and all other liquidated monetary Obligations due and owing hereunder at the time of payment in full of the Loans, all Letter of Credit drawings, such cash collateralization and cancellation/termination of the Commitments.

         SECTION 1.82. "RESPONSIBLE OFFICER" means (i) with respect to Borrower, the Chairman, President, Chief Executive Officer, Chief Financial Officer, Treasurer, any Executive Vice President, or the General Counsel, (ii) with respect to any Subsidiary, the President or Chief Executive Officer thereof and (iii) with respect to any Partnership, the President or Chief Executive Officer of the managing general partner thereof.

         SECTION 1.83. "RESTRICTED ENTITY" means, (a) as of any date, each of Ticketmaster Corporation, an Illinois corporation, Ticketmaster-Southern California, Inc., a California corporation, Ticketmaster-Arizona, Inc., an Arizona corporation, Ticketmaster-Florida Management Corporation, a Florida corporation, Ticketmaster Corporation of Washington, a Washington corporation, Ticketmaster-Colorado, Inc., a Colorado corporation, Ticketmaster-Indiana, Inc., an Indiana corporation, Ticketmaster-Georgia, Inc., a Georgia corporation, Ticketmaster-Chicago, Inc., an Illinois corporation, Ticketmaster-Pittsburgh, Inc., a Pennsylvania corporation, Ticketmaster-Midwest, Inc., a Minnesota corporation, Ticketmaster-Mid Atlantic, Inc., a Virginia corporation, Ticketmaster Advertising Company, an Illinois corporation, TMC Consultants, Inc., an Illinois corporation, Ticketmaster-New Orleans, Inc., a Louisiana corporation, Ticketmaster-Tennessee, Inc., a Tennessee corporation, Ticketmaster-Las Vegas, Inc., a Nevada corporation, Ticketmaster-Wisconsin, Inc., a Wisconsin corporation, TMNY Holdings, Inc., a New York corporation, Ticketmaster-New York, Inc., a Delaware corporation, Ticketmaster-Michigan, Inc., a Michigan corporation, Ticketmaster Massachusetts, Inc., a Massachusetts corporation, TM Number One Limited, a United Kingdom corporation, Ticketmaster Europe, Inc., a Delaware corporation, Ticketmaster-Texas Management Corporation, a Delaware corporation, Entertainment Strategies, Ltd., a California corporation, Ticketmaster Corporation, a Delaware corporation, Ticketmaster-Indiana, an Indiana joint venture, Ticketmaster-Southeast, a Georgia joint venture, Ticketmaster-Northwest, a Washington joint venture, Ticketmaster Europe Group, a Delaware joint venture, and (b) after the Closing Date, each Person set forth in (a) above except to the extent such Person is sold, consolidated or dissolved in accordance with the terms of this Credit Agreement and any other Person identified as a Restricted Entity pursuant to Section 5.18 or Section 6.12.

         SECTION 1.84. "RESTRICTED SUBSIDIARY" means a Restricted Entity that is a Subsidiary.

         SECTION 1.85. "REVOLVING LOAN COMMITMENT" and "REVOLVING LOAN COMMITMENTS" have the meanings set forth in Section 2.1(a).

         SECTION 1.86. "REVOLVING LOANS" means the Revolving Loans made by the Lenders on or after the Closing Date pursuant to Section 2.1(a). The term "Revolving Loans" shall not include Swing Line Loans.

         SECTION 1.87. "SIGNIFICANT RESTRICTED ENTITY" means, at any date of determination, any Restricted Entity that, as of the end of the Fiscal Year immediately preceding such date, had either gross revenues of $1,000,000 or more or assets with a fair market value of $1,000,000 or more.

         SECTION 1.88. "SUBSIDIARY" means any corporation, the majority of whose voting shares are at any time owned, directly or indirectly, by Borrower and/or one or more Subsidiaries.

         SECTION 1.89. "SWING LINE LENDER" means Wells Fargo, or any Person serving as a successor Agent hereunder, in its capacity as Swing Line Lender hereunder.

         SECTION 1.90. "SWING LINE LOAN COMMITMENT" means the commitment of Swing Line Lender to make Swing Line Loans to Borrower pursuant to Section 2.1(b).

         SECTION 1.91. "SWING LINE LOANS" means the Base Rate Loans made by Swing Line Lender to Borrower pursuant to Section 2.1(b).

         SECTION 1.92. "TAXES" means any income, stamp and other taxes, charges, fees, levies, duties, imposts, withholdings or other assessments, together with any interest and penalties, additions to tax and additional amounts imposed by any federal, state, local or foreign taxing authority upon any Person or upon its assets, income, capital stock and franchises.

         SECTION 1.93.  "TERM LOAN" shall have the meaning set forth in
Section 2.2 hereof.

         SECTION 1.94.  "TERM LOAN COLLATERAL" has the meaning set forth in
Section 2.15(b).

         SECTION 1.95. "TERM LOAN COMMITMENT" means the commitment of a Lender to make a Term Loan to Borrower pursuant to Section 2.2, and "TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

         SECTION 1.96. "THIRD PARTY PLEDGE AGREEMENT" means the Pledge Agreement substantially in the form of EXHIBIT 1.96 annexed hereto by Third Party Pledgor in favor of Agent for the benefit of Lenders.

         SECTION 1.97. "THIRD PARTY PLEDGOR" means Paul Allen, the principal shareholder of Borrower on the Closing Date.

         SECTION 1.98. "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans PLUS (ii) the Letter of Credit Usage PLUS (iii) the aggregate principal amount of all Swing Line Loans outstanding at such time; PROVIDED that Total Utilization of Revolving Loan Commitments shall be determined without duplication of Revolving Loans, the proceeds of which are used simultaneously to refund other Revolving Loans or Swing Line Loans.

         SECTION 1.99. "TRADEMARK MORTGAGE AND ASSIGNMENT AGREEMENT" means a Trademark Mortgage and Assignment Agreement in a form to be agreed by Borrower and Agent and delivered pursuant to Section 5.13.

         SECTION 2.00. "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code in existence in each state relevant to Borrower, a Guarantor or any of the Collateral.

         SECTION 2.01. "UNRESTRICTED ENTITY" means any Person in existence on the Closing Date and identified on SCHEDULE 2.01 hereto and any other Person subsequently identified as an Unrestricted Entity pursuant to Section 5.3(c)(ii).

         SECTION 2.02. CONSTRUCTION IN GENERAL. Unless the context of this Agreement clearly requires otherwise, references herein to the plural include the singular, the singular includes the plural, the part includes the whole, and the word "including" is not limiting. References in this Agreement to any "determination" by Agent, the Required Lenders, or any Lender, as applicable, means good faith reasonable estimates by Agent, the Required Lenders, or such Lender, as applicable (in the case of quantitative determinations), and good faith reasonable beliefs by Agent, the Required Lenders, or such Lender, as applicable (in the case of qualitative determinations). The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, Exhibit, and Schedule references are to this Agreement unless otherwise specified. References in this Agreement or in any Loan Document to "the knowledge of," "the receipt by," or "notice to" Borrower shall refer to the knowledge of, the receipt by, or notice to a Responsible Officer of Borrower. The phrase "to the best knowledge of" means, when modifying a representation, warranty or other statement of Borrower, that the fact or situation described therein is known by any Responsible Officer thereof. Unless expressly stated otherwise, where any consent of Agent or the Lenders or Required Lenders is required herein, such consent shall not be unreasonably withheld or delayed.

         SECTION 2.03. EXHIBITS AND SCHEDULES. All of the Exhibits and Schedules attached to this Agreement, both as originally existing or as the same may from time to time be supplemented, modified or amended, shall be deemed incorporated herein by this reference.

         SECTION 2.04. OTHER DEFINITIONS. Terms defined in the description of the parties, the Recitals, within another definition in Article I hereof and in any other provisions of this Agreement or any of the other Loan Documents not defined or referenced in Article I hereof shall have their respective defined meanings when used herein or therein.


                                     ARTICLE II.
                                     THE CREDITS

         SECTION 2.1.  REVOLVING LOAN COMMITMENTS.

         (a) REVOLVING LOANS. Subject to the terms and conditions of this Agreement, each Lender severally (but not jointly and not jointly and severally) agrees to make loans to Borrower on the Closing Date and from time to time thereafter up to the Maturity Date, not to exceed at any time the aggregate principal amount of such Lender's Pro Rata Share of the Revolving Loan Commitments, the proceeds of which shall be used by Borrower solely for working capital and other general corporate purposes (including, without limitation, Acquisitions permitted hereunder); provided that approximately $110,000,000 aggregate proceeds of Revolving Loans may be applied to satisfy Debt (and accrued interest thereon) of Borrower and any Restricted Entity outstanding on the Closing Date. Each Lender's commitment to maintain and make Revolving Loans to Borrower pursuant to this Section 2.1(a) is hereby called its "REVOLVING LOAN COMMITMENT" and such commitments of all the Lenders in the aggregate are herein called the "REVOLVING LOAN COMMITMENTS." The initial amount of each Lender's Revolving Loan Commitment is set forth in SCHEDULE A and the aggregate initial amount of all Revolving Loan Commitments is ONE HUNDRED THIRTY FIVE MILLION DOLLARS ($135,000,000). The amount of the Revolving Loan Commitments shall be reduced by the amount of all reductions thereof made pursuant to Section 2.7 or
Section 7 through the date of determination. In no event shall the aggregate principal amount of the Revolving Loans from any Lender outstanding at any time exceed the amount of its Revolving Loan Commitment then in effect.

         On the Closing Date, Borrower shall make a Borrowing under the Revolving Loan Commitments in an amount (approximately $110,000,000), together with the proceeds of the Term Loans made on such date, sufficient to (i) repay in full the outstanding "Borrowings" under the Existing Credit Agreement, together with all accrued but unpaid interest thereon as of such date and
(ii) repay in full certain funded Debt of Borrower and Restricted Entities and Borrower's notes payable to certain of its current and former shareholders, in each case including accrued but unpaid interest thereon, identified by obligor, obligee and outstanding principal amount on SCHEDULE 2.1(a). Borrower may from time to time during the term of the Revolving Loan Commitments borrow, partially or wholly repay its outstanding Borrowings thereunder, and reborrow, subject to all the limitations, terms and conditions contained herein. Notwithstanding anything to the contrary contained herein, all outstanding principal of and accrued but unpaid interest on the Revolving Loans shall be due and payable in full not later than the Maturity Date.

         Notwithstanding the foregoing provisions of this Section 2.1(a), the extensions of credit under the Revolving Loan Commitments shall be subject to the following limitations:

         (i) The amount otherwise available for borrowing under the Revolving Loan Commitments as of any time of determination shall be reduced by the Letter of Credit Usage and the aggregate principal amount of the Swing Line Loans then outstanding as of such time of determination, provided that notwithstanding the foregoing Revolving Loans may be borrowed to reimburse Issuing Lender for the amount of any drawings under any Letter of Credit honored by Issuing Lender and not theretofore reimbursed by Borrower or to reimburse the Swing Line Lender for the amount of any Swing Line Loans outstanding;

         (ii) In no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect; and

         (iii) In no event shall any Lender's Pro Rata Share of the Total Utilization of Revolving Loan Commitments as of any date of determination exceed its Revolving Loan Commitment then in effect; provided that the Pro Rata Share of Issuing Lender and Swing Line Lender shall, for purposes of this Section 2.1(a)(iii) be determined after giving effect to the participations described in Sections 2.1(b)(iii) and 2.1(c)(iii).

         Subject to Section 2.4(g), all Revolving Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make Revolving Loans hereunder nor shall the Revolving Loan Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make Revolving Loans hereunder.

         (b)  THE SWING LINE LOAN SUBFACILITY.

              (i) The Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time and subject to the other terms and conditions hereof, to make a portion of the Revolving Loan Commitments available to Borrower from time to time during the period from the day following the Closing Date up to but excluding the second day prior to the Maturity Date by making Swing Line Loans to Borrower in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for working capital purposes, notwithstanding the fact that such Swing Line Loans, when aggregated with the Swing Line Lender's outstanding Revolving Loans may exceed its Revolving Loan Commitment. The Swing Line Lender's commitment to make Swing Line Loans to Borrower pursuant to this Section 2.1(b) is herein called its "SWING LINE LOAN COMMITMENT," and the original amount of the Swing Line Loan Commitment is $5,000,000 and may not be increased without the consent of the Swing Line Lender and the Required Lenders. Amounts borrowed under this Section 2.1(b) may be repaid and reborrowed to but excluding the second day prior to the Maturity Date on which second day all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full by Borrower. Swing Line Loans shall bear interest at the Base Rate.

         Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loan and the Swing Line Loan Commitment shall be subject to the following limitations in the amounts and during the periods indicated:

         (A) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect; and

         (B)  any reduction of the Revolving Loan Commitments made pursuant to
    Section 2.7 that reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of the Swing Line Bank.

              (ii) Whenever Borrower desires that the Swing Line Lender make a Swing Line Loan under Section 2.1(b), it shall deliver to the Swing Line Lender a Notice of Borrowing no later than 12:00 Noon (California time) on the proposed funding date (which shall be a Business Day). The Notice of Borrowing shall specify (i) the proposed funding date, (ii) the amount of the Swing Line Loan requested (which shall be in the amount of $100,000 and integral multiples of $10,000 in excess thereof) and (iii) that the Total Utilization of Revolving Loan Commitments (after giving effect to the proposed borrowing) does not exceed the Revolving Loan Commitments then in effect. In lieu of delivering the above-described Notice of Borrowing, Borrower may give the Agent telephonic notice by the required time of any proposed borrowing of Swing Line Loans under this
Section 2.1(b); provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to the Agent on or prior to the funding date, which Notice of Borrowing may be given by facsimile.

              (iii) With respect to any Swing Line Loans which have not been voluntarily prepaid by Borrower pursuant to Section 2.8(a), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Agent (with a copy to Borrower), no later than 12:00 noon (California time) on the first Business Day in advance of the proposed funding date, a notice

(which shall be deemed to be a Notice of Borrowing given by Borrower) requesting Lenders to make Revolving Loans that are Base Rate Loans on such funding date in an amount equal to the amount of Swing Line Loans (the "REFUNDED SWING LINE LOANS") that Swing Line Lender requests Lenders to prepay pursuant to such notice. Anything contained in this Agreement to the contrary notwithstanding,
(i) the proceeds of such Revolving Loans made by Lenders other than Swing Line Lender shall be immediately delivered by Agent to Swing Line Lender (and not to Borrower) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due as a Swing Line Loan but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans. Borrower hereby authorizes Agent and Swing Line Lender to charge Borrower's accounts (other than Client Accounts) with Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Borrower from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 8.7.

         If, as a result of any bankruptcy or similar proceeding with respect to Borrower, Revolving Loans are not made pursuant to this subsection 2.1b(iii) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans, each Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the unpaid amount together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Lender shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds. In order to evidence such participation each Lender agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to all parties. In the event any Lender fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, the Swing Line Lender shall be entitled to recover such amount on demand from such Bank together with interest thereon at the Base Rate in effect from time to time.

         Anything contained herein to the contrary notwithstanding, the obligation of each Lender (other than the Swing Line Lender) to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each such Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (a) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, Borrower or any other

Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default; (c) the occurrence of any Material Adverse Effect; (d) any breach of this Agreement by any party hereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that no Lender shall have any obligation to make a Revolving Loan for the purpose of repaying, or to purchase any participation in, any Swing Line Loan to the extent such Swing Line Loan increased the Total Utilization of Revolving Loan Commitments (after giving effect to the repayment of any Loans with the proceeds of such Swing Line Loan) and was made even though the Swing Line Lender had actual knowledge that the conditions to making such Swing Line Loan were not satisfied.

         (c)  LETTER OF CREDIT SUBFACILITY.

              (i) ISSUANCE; DRAWS. As a subfacility under the Revolving Loan Commitments, Issuing Lender agrees from time to time prior to the Maturity Date to issue standby letters of credit for the account of Borrower in the name of Borrower or any Restricted Entity to meet its working capital needs and for other general corporate purposes (including, without limitation, Acquisitions permitted hereunder) and to maintain the Existing Letters of Credit in accordance with their terms (each, including the Existing Letters of Credit, a "Letter of Credit" and collectively the "Letters of Credit"); provided, however, that the form and substance of each Letter of Credit shall be subject to approval by Issuing Lender, in its reasonable discretion; and provided further, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed FIVE MILLION DOLLARS ($5,000,000.00). The undrawn amount of all Letters of Credit shall be reserved under the Revolving Loan Commitments and shall not be available for Borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit Agreement substantially in the form of EXHIBIT 2.1(c) hereto and related documents, if any, required by Issuing Lender in connection with the issuance thereof (each a "Letter of Credit Agreement" and collectively the "Letter of Credit Agreements"). Each draft paid by Issuing Lender under a Letter of Credit shall be deemed a Borrowing under the Revolving Loan Commitments and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such Borrowing; provided, however, that if, for any reason whatsoever, there exists no availability under the Revolving Loan Commitments at the time any draft is paid by Issuing Lender, or if there is no availability under the Revolving Loan Commitments at such time due to any limitation on Borrowings set forth herein, then the full amount of such draft shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Issuing Lender to the date such amount is fully repaid by Borrower, at the rate of interest applicable to Base Rate Borrowings.

              (ii) CONDITIONS TO ISSUANCE OF LETTERS OF CREDIT. A Letter of Credit will be issued upon satisfaction of all of the following conditions (and provided that such issuance will not contravene any other provision of this Agreement):

                   (A) On the date of issuance of such Letter of Credit, Borrower shall be entitled pursuant to Section 2.1(a) to a Borrowing in an amount equal to or greater than the maximum amount that may be drawn under such Letter of Credit;

                   (B) The requested Letter of Credit shall have an expiration date not later than one (1) year after its date of issuance but in no event subsequent to the date which is thirty (30) days prior to the Maturity Date;

                   (C) All conditions set forth in Section 3.1 or 3.2 hereof, as the case may be, as to Loans shall have been satisfied as to such Letter of Credit; and

                   (D) Borrower shall have executed and delivered to Issuing Lender a Letter of Credit Agreement.

              (iii) PARTICIPATION BY OTHER LENDERS. Immediately upon the issuance by Issuing Lender of any Letter of Credit, and with respect to all of the Existing Letters of Credit, each Lender other than Issuing Lender hereby agrees irrevocably to purchase, and shall be deemed to have irrevocably purchased, from Issuing Lender a participation in such Letter of Credit, and any drawings thereunder, in accordance with each such Lender's Pro Rata Share of the Revolving Loan Commitments, to the same extent and with the same effect as if such other Lender had issued its Pro Rata Share of such Letter of Credit or Existing Letter of Credit. Each Lender's obligation to fund its Pro Rata Share of draws under a Letter of Credit or Existing Letter of Credit shall continue notwithstanding the occurrence of any Event of Default or Potential Event of Default and notwithstanding the effect of 11 U.S.C. Section 365(c)(2) in any bankruptcy of Borrower or any Restricted Entity, as the case may be. Each Letter of Credit shall be administered by Issuing Lender on behalf of all the Lenders.

              (iv) INFORMATION FROM ISSUING LENDER. Upon the request of any other Lender, Issuing Lender shall furnish to such Lender copies of any Letter of Credit or Existing Standby Letter of Credit and such other documentation related thereto as may reasonably be requested by such other Lender.

         SECTION 2.2.  TERM LOAN COMMITMENTS.

         (a) TERM LOAN. On the Closing Date, subject to the terms and conditions of this Agreement, each Lender severally (but not jointly and not jointly and severally) agrees to make a loan to Borrower in an amount equal to its Pro Rata Share of FORTY MILLION DOLLARS ($40,000,000.00) ("Term Loan"). The proceeds of the Term Loans shall be used solely to, and shall be sufficient to, repay in full, together with the proceeds of approximately $110,000,000 Revolving Loans, the outstanding "Borrowings" under the Existing Credit Agreement, together with all accrued but unpaid interest thereon, and to pay Borrower's outstanding promissory notes issued to its current and former shareholders and certain funded Debt of Borrower, and Restricted Entities then outstanding, in each case as is set forth on SCHEDULE 2.1(A), together with all accrued but unpaid interest thereon.

         (b) REPAYMENT. The aggregate principal amount of Term Loans, together with all accrued and unpaid interest thereon, and all other amounts then owed hereunder shall be due and payable in full not later than the Maturity Date.

         SECTION 2.3.  NOTICE OF BORROWING.

         (a) CLOSING DATE. On the Closing Date, Borrower shall deliver to Agent a notice of borrowing substantially in the form attached hereto as
EXHIBIT 2.3 (a "Notice of Borrowing"). The Notice of Borrowing delivered pursuant to this Section 2.3(a) shall specify (i) the Closing Date as the funding date and (ii) the aggregate amount of the Borrowings requested to be made, which shall be sufficient to satisfy the Debt repayment obligations under the Existing Credit Agreement and those set forth on SCHEDULE 2.1(A).

         (b) SUBSEQUENT FUNDING DATES. When Borrower desires to make a Borrowing at any time after the Closing Date under this Article II (other than under Section 2.1(b)), it shall deliver to Agent a Notice of Borrowing no later than 12:00 noon (California time) on the Business Day that is the Business Day before the proposed funding date in the case of Base Rate Borrowings and no later than 12:00 noon (California time) on the Business Day that is three (3) Business Days before the proposed funding date in the case of LIBOR Borrowings. The Notice of Borrowing shall specify (i) the requested funding date (which shall be a Business Day) in respect of the requested Borrowing, (ii) the amount of the requested Borrowing and (iii) subject to Section 2.4(a) hereof, which portion, if any, of such Borrowing shall be a Base Rate Borrowing and which portion, if any, of such Borrowing will be a LIBOR Borrowing.

         (c) AUTHORIZED PERSONS. Borrower shall notify Agent in writing of the names of its officers and employees authorized to request Borrowings on behalf of Borrower and shall provide Agent with a specimen signature of each such officer or employee. Agent shall be entitled to rely conclusively on such officer's or employee's authority to request Borrowings on behalf of Borrower until Agent receives written notice to the contrary. Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing.

         (d) NOTICE OF BORROWING IRREVOCABLE. Any Notice of Borrowing delivered pursuant to this Section 2.3 shall be irrevocable.

         (e) NOTIFICATION TO LENDERS. Promptly upon receipt of a Notice of Borrowing, and in any event not later than the close of business on the day on which such Notice of Borrowing is received, Agent shall notify each Lender of the contents thereof and of such Lender's Pro Rata Share of such requested Borrowing.

         (f) RECEIPT OF FUNDS BY AGENT. Not later than 12:00 p.m. (California time) on the funding date of any Borrowing, each Lender shall make available its Pro Rata Share of such Borrowing, in federal or other funds immediately available to Agent at 420 Montgomery Street, San Francisco, California 94163. Unless Agent determines that any applicable condition specified in Section 3.1 or 3.2 hereof, as applicable, has not been satisfied, Agent will make the funds so received from the Lenders available on such funding date to Borrower by crediting Borrower's demand deposit account maintained with Agent. If, prior to funding a requested Borrowing, Agent determines that a condition precedent under this Agreement to such Borrowing has not been satisfied (and is likely to remain unsatisfied for at least the next two (2) Business Days), Agent shall promptly refund to the Lenders the funds so received by Agent in respect of such requested Borrowing; provided, however, that the Lenders shall make such funds available to Agent in accordance with the first sentence of this subsection (f) if Borrower shall have satisfied such condition or conditions subsequent to such refund.

         (g) AVAILABILITY OF FUNDS. Agent may assume that each Lender will make available to Agent such Lender's Pro Rata Share of each Borrowing on the funding date of such Borrowing in accordance with Section 2.3(f) hereof unless Agent shall have received notice from a Lender prior to the funding date of such Borrowing that such Lender will not make its Pro Rata Share available. Unless so notified, Agent may, in reliance upon such assumption, make available to Borrower on such funding date a corresponding amount and, if such Lender does not make its Pro Rata Share available to Agent, such Lender agrees to repay to Agent forthwith such corresponding amount (which shall at all times constitute a current and immediately owing obligation), together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, at a rate of interest equal to the rate payable by Borrower with respect to the applicable Borrowing, together with all costs, expenses or losses incurred by Agent in connection therewith; provided that, if Agent failed to provide such Lender with notice of Agent's receipt of the applicable Notice of Borrowing, such interest shall only commence to accrue on the Business Day immediately succeeding the day on which Agent has provided such Lender with such notice. If such Lender shall repay to Agent such corresponding amount, such amount so repaid shall constitute such Lender's Pro Rata Share of such Borrowing for purposes of this Agreement. If any Lender either
(i) provides Agent with prior notice that it will not make its Pro Rata Share of any Borrowing available or (ii) fails to repay Agent for any amounts advanced by Agent on its behalf pursuant to this subsection (g) (thereby becoming a "Non-Funding Lender"), then, without limiting the provisions of subsection (h) below, each of the other Lenders may (but shall not be obligated to and shall incur no liability to Borrower or any other Person for failure to) make available to Agent such Lender's Pro Rata Share of the Non-Funding Lender's Pro Rata Share of the Borrowing not being funded by the Non-Funding Lender (thereby making an "Optional Additional Advance"). In the event that the Lenders, or any of them, fail to make an Optional Additional Advance to enable Borrower to receive the full amount of any requested Borrowing notwithstanding the failure of a Non-Funding Lender to fund its Pro Rata Share of such requested Borrowing, Borrower shall have the right to substitute for such Non-Funding Lender an Eligible Assignee reasonably acceptable to Agent. Any such new lender shall be a Lender under this Agreement for the purpose of making an advance equal to the Non-Funding Lender's Pro Rata Share of the requested Borrowing and being repaid, but once any such advance has been repaid (together with accrued interest thereon) such new lender shall no longer be a Lender hereunder. Notwithstanding the foregoing, in the event that Agent and Borrower determine in their sole and absolute discretion that a Non-Funding Lender cannot or will not make available its Pro Rata Share of any requested Borrowing, Borrower shall have the right to substitute for such Non-Funding Lender a permanent new lender reasonably acceptable to Agent, and such Non-Funding Lender shall take whatever actions are deemed necessary by Agent (including, but not limited to, the execution and delivery of an Assignment Agreement) to assign to such new lender all of such Non-Funding Lender's Pro Rata Share of the Commitment, whereupon such new lender shall become a Lender under this Agreement and such Non-Funding Lender shall have no further rights or obligations hereunder (but shall not be relieved of any obligations accrued on or before the date of such assignment, except to the extent expressly set forth in such Assignment Agreement).

         (h) FAILURE TO FUND. The failure of any Lender to fund its Pro Rata Share of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to fund its Pro Rata Share of such Borrowing, but no Lender shall be responsible for any such failure of any other Lender. Notwithstanding anything to the contrary contained herein, in the event that Borrower has obtained from Agent the full amount of any requested Borrowing as to which a Non-Funding Lender has failed to advance its Pro Rata Share and no Lender makes a corresponding Optional Additional Advance or no new lender is designated to fund such Pro Rata Share, Borrower shall upon demand of Agent promptly reimburse Agent for the amount of such Non-Funding Lender's Pro Rata Share of such Borrowing, together with interest from the date such Borrowing was received by Borrower until the date of reimbursement at the rate applicable to such Borrowing hereunder.

         SECTION 2.4.  CALCULATION AND PAYMENTS OF INTEREST.

         (a) BORROWINGS ON CLOSING DATE AND THEREAFTER UNTIL SYNDICATION OF LOANS. Subject to Section 2.6(c) hereof, all Borrowings made on the Closing Date, and thereafter until the earlier of the date on which the closing of the syndication of the Loans occurs and January 3, 1995, shall accrue interest at either the Base Rate or LIBOR with an Interest Period of one (1) month or such other period as Borrower and Agent may agree, and such Borrowings shall continue to accrue interest at one of such rates, as determined by Borrower's choice between such rates, until (i) the earlier of such dates has occurred and
(ii) Borrower has determined to convert all or a portion of such Borrowings to LIBOR Borrowings with Interest Periods longer than one month, as permitted pursuant to Section 2.4(f) hereof.

         (b)  OPTION OF BASE RATE OR LIBOR BORROWINGS.  Subject to
Sections 2.1(b), 2.4(a) and 2.6(c) hereof, all Borrowings shall accrue interest at either the Base Rate or LIBOR, as determined by Borrower and set forth in the applicable Notice of Borrowing; provided, however, that each Base Rate Borrowing shall be in a principal amount of at least Five Hundred Thousand Dollars ($500,000) and Ten Thousand Dollar ($10,000) integral multiples in excess of such amount and each LIBOR Borrowing shall be in a principal amount of at least Five Million Dollars ($5,000,000) and Ten Thousand Dollar ($10,000) integral multiples in excess of such amount; provided further, that not more than ten
(10) LIBOR Borrowings may be outstanding, in whole or in part, as of any date of determination.

         (c)  COMPUTATION AND PAYMENT OF INTEREST.  Interest on all of the
Loans shall be computed on the basis of a 360-day year, actual days elapsed. Interest on all Base Rate Borrowings shall be due and payable in arrears on the last Business Day of each calendar month. Interest on all LIBOR Borrowings shall be due and payable in arrears on the last day of their respective Interest Periods; provided, however, that for LIBOR Borrowings with Interest Periods in excess of three (3) months, interest shall be due and payable three (3) months after the first day of such Interest Period (and interest accruing after the end of such three (3) month period shall be due and payable on the last day of the Interest Period in respect thereof). Interest on each Borrowing shall accrue from day to day from and including the date of the making of such Borrowing to and excluding the date of any repayment thereof; provided, however, that if a Borrowing is repaid on the same day on which it is made, then one (1) day's interest shall be paid on that Borrowing (but if a Borrowing is made and its proceeds are used to repay the Existing Loans or, after the Closing Date, all or any portion of the outstanding principal balance of the Loans, interest shall be payable for such day only on the net positive amount borrowed, if any). Each determination of an interest rate by Agent pursuant to any provision of this Agreement shall be conclusive and binding on Borrower in the absence of manifest error. In the event that Borrower makes any optional prepayment of any of the Loans pursuant to Section 2.8(a) hereof, Borrower shall also pay on such date of prepayment all accrued but unpaid interest on the portion of such Loan or Loans so prepaid.

         (d) HIGHEST LAWFUL RATE. The rate of interest payable on the Loans shall in no event exceed the Highest Lawful Rate. If the rate of interest payable on the Loans is ever reduced as a result of this subsection (d) and at any time thereafter the Highest Lawful Rate shall exceed the rate of interest provided for in this Agreement, then the rate provided for in this Agreement shall be increased to the Highest Lawful Rate for such period as is required so that the total amount of interest received by each Lender is that which would have been received by each Lender but for the operation of the first sentence of this subsection (d). For purposes of this Section 2.4, the Highest Lawful Rate shall be calculated with reference to the law in effect from time to time and applicable to this transaction, including laws of the State of California and, to the extent controlling, laws of the United States of America.

         (e)  RATE DESIGNATION OF INITIAL BORROWINGS.  Subject to
Section 2.4(a) hereof, in the event Borrower wishes to designate any Borrowing as a LIBOR Borrowing, Borrower shall so designate in the applicable Notice of Borrowing. Such notice shall specify the amount of the LIBOR Borrowing and the Interest Period proposed with respect thereto (subject to Section 2.4(b) hereof and other applicable terms and provisions of this Agreement). The balance, if any, of the Borrowing requested in any Notice of Borrowing not so designated by Borrower as a LIBOR Borrowing shall automatically be deemed to be a Base Rate Borrowing.

         (f)  CONVERSION OR CONTINUATION OF RATE DESIGNATION.

              (i) Subject to Section 2.4(a) hereof and paragraph (iv) of this subsection (f), Borrower shall have the option to: (x) convert all or any portion of the outstanding Base Rate Borrowings equal to Five Million Dollars ($5,000,000), and integral multiples of Ten Thousand Dollars ($10,000) in excess of such amount, to a LIBOR Borrowing, (y) convert all or any portion of the outstanding LIBOR Borrowings equal to Five Hundred Thousand Dollars ($500,000), and integral multiples of Ten Thousand Dollars ($10,000) in excess of such amount, to a Base Rate Borrowing and (z) upon the expiration of any Interest Period applicable to any LIBOR Borrowing, continue all or any part of such LIBOR Borrowing equal to Five Million Dollars ($5,000,000), and integral multiples of Ten Thousand Dollars ($10,000) in excess of such amount, as a LIBOR Borrowing, and the succeeding Interest Period of such continued LIBOR Borrowing shall commence on the expiration date of the Interest Period previously applicable thereto; provided, however, that a LIBOR Borrowing may only be converted or continued, as the case may be, on the expiration date of the Interest Period applicable thereto; provided further, that no outstanding LIBOR Borrowing or Base Rate Borrowing, as the case may be, may be continued as, or be converted into, a LIBOR Borrowing when any Event of Default has occurred and is continuing; and provided further, that if, before the expiration of an Interest Period of a LIBOR Borrowing, Borrower fails to deliver the appropriate Request for Conversion/Continuation in a timely manner, such LIBOR Borrowing shall automatically be converted to a Base Rate Borrowing.

              (ii) Borrower shall by telex, telecopy, mail or personal service deliver a Request for Conversion/Continuation, substantially in the form attached hereto as EXHIBIT 2.4 (each a "Request for Conversion/Continuation"), to Agent no later than 12:00 noon, California time, at least one (1) Business Day in advance of the proposed conversion date in the case of a conversion of a LIBOR Borrowing to a Base Rate Borrowing and at least three (3) Business Days in advance of the proposed conversion/continuation date in the case of a conversion of a Base Rate Borrowing to, or a continuation of a LIBOR Borrowing as, a LIBOR Borrowing. A Request for Conversion/Continuation shall specify: (w) the proposed conversion or continuation date (which shall be a Business Day),
(x) the amount of the Borrowing to be converted or continued, (y) the nature of the proposed conversion/continuation and (z) in the case of a conversion of a Base Rate Borrowing to, or continuation of a LIBOR Borrowing as, a LIBOR Borrowing, the requested Interest Period. Agent shall promptly notify each Lender of that Lender's Pro Rata Share of the Base Rate Borrowing or LIBOR Borrowing (or portion thereof), as the case may be, to be converted or continued pursuant to this subsection (f).

              (iii) In lieu of delivering a Request for Conversion/ Continuation, Borrower, by one of its Responsible Officers, may give Agent telephonic notice by the time required in paragraph (ii) of this subsection (f) of any proposed conversion or continuation of a Base Rate Borrowing or LIBOR Borrowing, as the case may be; provided, however, that such telephonic notice shall be confirmed, in writing, by delivery to Agent of a Request for Conversion/Continuation on or before the date of such proposed conversion or continuation; provided further, that the failure of Borrower to provide such Request for Conversion/Continuation shall not impair or otherwise affect the obligation of Borrower to pay interest at the rate applicable to the Borrowing which was converted or continued by such telephonic notice and repay such Borrowing, together with any other amounts related thereto. Neither Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above which Agent believes in good faith to have been given by a Responsible Officer of Borrower or for otherwise acting in good faith under this subsection (f) and in continuing or converting Base Rate Borrowings or LIBOR Borrowings, as the case may be, pursuant to any telephonic notice. Agent's books and records (whether manual or electronic entry) shall constitute prima facie evidence of the accuracy of all information noted therein in connection with Borrower's requests for Borrowings in the absence of manifest error.

              (iv) Neither all nor any part of a Base Rate Borrowing or any LIBOR Borrowing, as the case may be, may be converted into, or continued as, a LIBOR Borrowing with an Interest Period that ends after the Maturity Date. If less than all of the Base Rate Borrowings and fewer than all of the LIBOR Borrowings outstanding at the time of conversion or continuation shall be converted or continued, such conversion or continuation shall be made by the Lenders in accordance with their respective Pro Rata Shares of such Borrowings.

              (v) Notwithstanding anything to the contrary contained in this Agreement, Borrower may (subject to the applicable notification and proration provisions of this subsection (f)) prepay or convert a LIBOR Borrowing at any time prior to the expiration date of the Interest Period applicable thereto so long as Borrower makes payment to each Lender, pursuant to Section 2.8(e) hereof, of any losses incurred by such Lender as a result thereof.

         (g)  SPECIAL EURODOLLAR CIRCUMSTANCES.

              (i) In the event that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall at any time in the reasonable opinion of any Lender make it unlawful or impractical (an "Illegality") for such Lender to fund or maintain a LIBOR Borrowing in the Eurodollar market or to continue such funding or maintaining, or to determine or charge interest rates based upon any appropriate Eurodollar rate, such Lender shall give notice of such circumstances to Borrower, Agent and each other Lender and in the case of any LIBOR Borrowing which is outstanding, Borrower shall, if requested by such Lender, be deemed to have converted such Lender's Pro Rata Share of such LIBOR Borrowing on the date specified in such request, together with interest accrued and unpaid thereon, to a Base Rate Borrowing in a principal amount equal to the principal amount of the LIBOR Borrowing deemed so converted and such Lender shall not be obligated to convert or continue, as the case may be, any further LIBOR Borrowings until such Lender shall determine that it would no longer be unlawful or impractical to do so.

              (ii) If an Illegality occurs with respect to a Lender, prior to giving the notice pursuant to paragraph (i) of this subsection (g), the affected Lender shall make all reasonable efforts (which shall not require such Lender to incur a loss or take any action which would be disadvantageous to it as determined in its sole and absolute discretion) to make an assignment of its rights and delegation and transfer of its obligations hereunder to another of its offices, branches or affiliates for the purpose of causing such Illegality to cease to exist so long as: (x) such assignment and delegation will not create another Illegality and (y) such Lender would be permitted under applicable law to continue to hold LIBOR Borrowings pending such assignment and delegation.

              (iii) If either: (x) Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for fixing LIBOR or (y) any Lender determines and so notifies Agent that the rate of interest referred to in the definition of LIBOR is not likely to cover adequately the cost to such Lender of advancing or maintaining a LIBOR Borrowing, then Agent shall give Borrower and the other Lenders prompt notice thereof, and, so long as such condition remains in effect, such Lender or Lenders shall not be obligated to make arrangements for any further or continue any existing LIBOR Borrowings, or to convert any Base Rate Borrowings to LIBOR Borrowings, and on the last day of the then current Interest Period for each LIBOR Borrowing outstanding, Borrower shall, at its option, either prepay the affected LIBOR Borrowings or convert such LIBOR Borrowings into Base Rate Borrowings.

         SECTION 2.5. CALCULATION AND PAYMENT OF FEES. From and after the Closing Date until the Maturity Date, Borrower agrees to pay to Agent, on behalf of the Lenders, when due, the following Fees:

         (a) COMMITMENT FEE. A commitment fee (the "Commitment Fee") payable in arrears at the end of each fiscal quarter commencing on the Closing Date. The Commitment Fee for any quarter shall accrue on a daily basis and for each day shall be equal to the product of (i) the aggregate Revolving Loan Commitments, in effect on such day MINUS the sum of (x) the Letter of Credit Usage and (y) outstanding Revolving Loans, and (ii) a percentage determined by reference to the Adjusted Leverage Ratio as set forth below:

         Adjusted LEVERAGE RATIO                 Commitment Fee
                                                   PERCENTAGE
            less than 2.5x                            0.25%
         2.5x less than 3.25x                        0.3125%
         3.25x less than 3.75x                        0.375%
            3.75x and above                           0.50%

         (b) LETTER OF CREDIT FEES. Letter of Credit fees (the "Letter of Credit Fees") as follows:

              (i) a Letter of Credit fee due and payable for the account of the Lenders (in accordance with their Pro Rata Shares) in arrears at the end of each fiscal quarter commencing with the Closing Date, which fee shall accrue on a daily basis and for each day shall be equal to the product of (x) the Applicable Margin for LIBOR Borrowings in effect on such date and (y) the maximum undrawn amount of all Letters of Credit issued and outstanding as of such date;

              (ii) a nonrefundable fronting fee of 1/4 of 1% of the maximum undrawn amount of each Letter of Credit solely for the account of Issuing Lender on the date of its issuance; and

              (iii) such other administrative fees (solely for the account of Issuing Lender) as are customarily charged by Issuing Lender as of such date in connection with its amendment, negotiation or cancellation of standby letters of credit.

         (c) COMPUTATION. The Commitment Fee and the Letter of Credit Fees described in subsections (a) and (b)(i) above shall be calculated on the basis of a 360-day year.

         SECTION 2.6. PAYMENT OF PRINCIPAL, INTEREST AND FEES; INTEREST ON OVERDUE PAYMENTS.

         (a) MANNER OF PAYMENT OF PRINCIPAL, INTEREST AND FEES. Agent shall, and Borrower hereby authorizes Agent to, debit automatically, and without any further instructions from Borrower, Borrower's deposit account no. 4600183941 with Agent (the "Payment Account") for all payments of principal, interest and Fees as they become due in accordance with the terms of this Agreement. Should, for any reason whatsoever, the funds in the Payment Account be insufficient to pay all principal, interest and/or Fees when due, Borrower shall immediately upon demand remit to Agent in immediately available funds the full amount of any such deficiency. In the event that Agent debits the Payment Account for, or Borrower otherwise pays to Agent or the Lenders, any amount in excess of the amount then due and owing hereunder, Agent and the Lenders agree to refund to Borrower as promptly as practicable the amount of such overpayment. To the extent not already debited from the Payment Account in accordance with this subsection (a), all payments due to Agent and the Lenders pursuant to this Agreement shall be made not later than 10:00 a.m. (California time) on the due date thereof, in lawful money of the United States of America in federal or other funds immediately available to Agent at Agent's office located at 420 Montgomery Street, San Francisco, California 94163 , in all cases, subject to Section 2.10 hereof, without any deduction whatsoever, including any deduction for setoff, recoupment, counterclaim or Taxes. Agent will promptly distribute to each Lender its share of each payment in like funds as received by Agent for the account of the Lenders. Whenever any payment of principal or interest with respect to a Base Rate Borrowing shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. To the extent Agent receives funds in a timely manner pursuant to the first sentence of this subsection (a), if Agent does not make such funds available to any Lender prior to the close of business on the date such funds are so received by Agent, Agent shall remit to such Lender, at the time such funds are delivered, interest thereon, for each day from the Business Day next following the day on which such funds are timely received by Agent until the date such amount is paid to such Lender, at the Federal Funds Rate. Regardless of when Agent remits funds to the Lenders hereunder, Borrower shall receive credit for payments received before 10:00 a.m. on the day Agent receives such funds from Borrower, and shall receive credit for payments received after 10:00 a.m. on the day after Agent receives such funds from Borrower. All debits from the Payment Account shall be deemed to be received by Agent before 10:00 a.m. on the day Agent is required to make any such debit and for which funds are available.

         (b) RECORDATION OF LOAN PAYMENTS. Each Lender is hereby irrevocably authorized to record on each of its Notes, if any, the date and its Pro Rata Share of the amount of each Loan outstanding hereunder and the date and amount of its Pro Rata Share of each Borrowing, and each payment or prepayment of principal thereof on the schedules forming a part thereof and to attach to and make a part of any such Note a continuation of any such schedule as and when required. Each of the Lenders agrees that upon an assignment of all or any portion of its Pro Rata Share of the Commitment, such Lender shall make a notation on its Notes, if any, of the outstanding principal balance thereof as of the date of such assignment.

         (c) DEFAULT INTEREST. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that for purposes of this Section 2.6(c) only, no Event of Default shall be deemed to have occurred pursuant to Section 7.1(c) if at any time Required Lenders waive such Event of Default; PROVIDED FURTHER that, in the case of LIBOR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.6(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

         SECTION 2.7. CANCELLATION OR REDUCTION OF REVOLVING LOAN COMMITMENTS. At any time and from time to time, Borrower may irrevocably cancel or permanently reduce the unused portion of the Revolving Loan Commitments by giving Agent not less than five (5) Business Days' prior written notice thereof; provided, however, that any partial reduction shall be in an amount equal to Five Million Dollars ($5,000,000) or any greater whole multiple of Ten Thousand Dollars ($10,000); and provided further, that no such voluntary reduction shall reduce the Revolving Loan Commitments below the aggregate unpaid principal amount of Borrowings thereunder outstanding on the date of such reduction. Such termination or partial reduction of the Revolving Loan Commitments shall be effective on the date specified in Borrower's notice.

         SECTION 2.8.  OPTIONAL AND MANDATORY PREPAYMENTS.

         (a) OPTIONAL PREPAYMENTS. To the extent not already repaid in accordance with the terms hereof and except as set forth in Section 2.8(b), Borrower may, upon one (1) Business Day's prior written notice to Agent in the case of prepaid Base Rate Borrowings and three (3) Business Days' prior written notice to Agent in the case of prepaid LIBOR Borrowings, prepay any Borrowings at any time and from time to time, in whole or in part, (i) in the case of Base Rate Borrowings, in principal amounts aggregating at least Five Hundred Thousand Dollars ($500,000) or any greater whole multiple of Ten Thousand Dollars ($10,000), and (ii) in the case of LIBOR Borrowings, in principal amounts aggregating at least Five Million Dollars ($5,000,000) or any greater whole multiple of Ten Thousand Dollars ($10,000), by paying the principal amount to be prepaid plus all accrued but unpaid interest thereon; provided that no advance notice or minimum prepayment amount shall be required with respect to a prepayment of a Swing Line Loan. Any prepayment of a Base Rate Borrowing in accordance with the immediately preceding sentence shall be without penalty of any kind. Prepaid LIBOR Borrowings are subject to payment of the amounts, if any, required pursuant to Section 2.8(e) hereof.

         (b) LIMITATION ON OPTIONAL PREPAYMENTS ON TERM LOANS. The Term Loans may be prepaid only (i) out of the net proceeds of (a) the issuance of (x) Permitted Bonds and/or (y) the initial public offering of Borrower's common equity securities, which public offering establishes an enterprise valuation at offering for 100% of such equity securities of at least $300,000,000 and generates net cash proceeds of at least $40,000,000 (the entire amount of such proceeds being "IPO Proceeds") or (ii) simultaneously with any prepayment in full of all outstanding Revolving Loans and Swing Line Loans and the return to Issuing Lender for cancellation, or the cash collateralization or other provision therefor satisfactory to Issuing Lender, of all outstanding Letters of Credit, repayment of all outstanding drawings under Letters of Credit and termination of the Commitments; provided that all such payments or prepayments described in this clause (ii) shall include accrued and unpaid interest on the underlying Obligations and all accrued Fees.

         (c) MANDATORY PREPAYMENTS. No later than two (2) Business Days after receipt thereof, Borrower shall make a prepayment of the Revolving Loans, to the extent any are outstanding, in an amount equal to (i) 100% of the net proceeds as and when received from each Asset Sale by Borrower or any of its Restricted Entity, which together with all other Asset Sales in such Fiscal Year, generated aggregate next proceeds in excess of $500,000, (ii) to the extent not applied to the Term Loans pursuant to Section 2.8(b), 100% (or the amount remaining after any such prepayment of the Term Loans) of IPO Proceeds or the net proceeds of any issuance of Permitted Bonds and (iii) 100% of the amount received by Borrower or any Restricted Entity from any Unrestricted Entity, whether received by way of dividend, investment or otherwise. No prepayment of Revolving Loans pursuant to this Section 2.8(c) shall result in a mandatory reduction of the Revolving Loan Commitments.

         (d)  APPLICATION OF PREPAYMENTS.  All prepayments made pursuant to
Section 2.8 (b) or 2.8(c) shall be applied first to Base Rate Term Loans in the case of prepayments under Section 2.8(b) or Base Rate Revolving Loans in the case of prepayments under Section 2.8(c), before application to LIBOR Term Loans or LIBOR Revolving Loans, respectively. Notwithstanding the immediately preceding sentence, to the extent any prepayment of the Loans pursuant thereto is with respect to a LIBOR Borrowing, in order to avoid incurring breakage costs Borrower may, at its option, delay making such prepayment for a period of up to 30 days. If however, the Interest Period with respect to any such LIBOR Borrowing would not expire within such 30 day period, Borrower shall deposit such proceeds within the two Business Day period provided in Section 2.8(c) above into a special-purpose, blocked, interest-bearing account, to be maintained with Agent and subject to Agent's security interest as hereinafter provided. Any funds so deposited shall be held in such account until the last day of the applicable Interest Periods, and on each such day shall be applied to prepay the Loans in accordance herewith. To the extent necessary to effectuate the immediately preceding sentence, Borrower hereby grants to Agent on behalf of the Lenders a security interest in any such blocked, special-purpose account.

         (e) REIMBURSEMENT OF LIBOR FUNDING LOSSES. In the event that (i) Borrower makes an optional or mandatory prepayment (including any prepayment upon acceleration of the Loans upon an Event of Default) of any LIBOR Borrowing before the last day of the Interest Period for such Borrowing or (ii) fails to make a LIBOR Borrowing, convert a Base Rate Borrowing to a LIBOR Borrowing or continue a LIBOR Borrowing after providing Agent with a Notice of Borrowing or Request for Conversion/Continuation specifying such Borrowing as a LIBOR Borrowing, the conversion of a Base Rate Borrowing to a LIBOR Borrowing or the continuation of a LIBOR Borrowing, as the case may be, Borrower shall reimburse each Lender for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain as a result of its taking or omitting to take any action in reliance upon such Notice of Borrower or Request for Conversion/Continuation. Such reimbursements shall be due and payable to each such Lender, upon demand. For any LIBOR funding loss incurred by a Lender for which it seeks reimbursement from Borrower, such Lender shall submit to Borrower such Lender's calculations demonstrating such loss, which calculations shall be based on LIBOR rates in effect on the date the LIBOR Borrowing was made and on the date of Borrower's prepayment of such LIBOR Borrowing. Calculation of all amounts payable to a Lender under this subsection 2.8(e) shall be made as though that Lender had actually funded each of its relevant LIBOR Loans through the purchase of a Eurodollar deposit bearing interest at the London interbank offered rate referred to in the definition "LIBOR Rate" in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that

Lender to a domestic office of that Lender in the United States of America; PROVIDED, HOWEVER, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.8(e).

         SECTION 2.9.  CAPITAL COSTS.

         Borrower shall from time to time pay to each Lender, upon demand by any such Lender, such additional amounts as may be specified by such Lender as sufficient to compensate such Lender for any costs or reduced returns actually incurred or realized by such Lender which such Lender determines are attributable to any Regulatory Change that affects or results in an increase in tax reserves or special deposit insurance in connection with the Loans or affects the amount of capital required to be maintained by such Lender, or any corporation controlling such Lender, in respect of its Pro Rata Share of the Loans or Commitment hereunder (such compensation to be in an amount equal to any reduction of the rate of return on the capital of such Lender to a level below that which such Lender would have achieved but for such Regulatory Change) and as to which Regulatory Change such Lender is generally charging its other customers similar amounts.

         SECTION 2.10.  TAXES.

         (a) PAYMENTS FREE OF TAXES. Borrower agrees (i) to pay all amounts payable by it under this Agreement, any Note or any other Loan Document free and clear of and without liability for, and, subject to the provisions of this
Section 2.10, without deduction or withholding for, any and all Taxes; and
(ii) to pay when due, and reimburse each Lender upon demand for any payment made by such Lender of, and indemnify and hold such Lender harmless against any liability for, (x) any and all Taxes in any way related to this Agreement or any other Loan Document, any Loan or the Commitment, other than income and franchise taxes imposed upon such Lender by the United States of America or any political subdivision thereof or by any other country (or any political subdivision thereof) in which such Lender does business or in which such Lender has an office, and (y) all interest and penalties resulting from or related to any delay caused by Borrower in paying any such Taxes following written notice from such Lender to Borrower given a reasonable time prior to the imposition of such interest or penalties. Promptly after the date on which payment of any Taxes is due pursuant to applicable law, Borrower will furnish to Agent evidence, in form and substance reasonably satisfactory to Agent, that Borrower has satisfied its obligations under this Section 2.10.

         (b) WITHHOLDING. If Borrower is required by applicable law to make any deduction or withholding in respect of any Taxes from any amount payable under this Agreement, any Note or any other Loan Document:

              (i) Borrower shall notify Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it;

              (ii) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Borrower) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

              (iii) the sum payable by Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

              (iv) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Borrower shall deliver to Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

    PROVIDED that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the assignment agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such assignment agreement, as the case may be, in respect of payments to such Lender.

              (c)  EVIDENCE OF EXEMPTION FROM U.S. WITHHOLDING TAX.

              (i) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.10(c), a "NON-US LENDER") shall deliver to Agent for transmission to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

              (ii) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.10(c)(i) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall (1) deliver to Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) immediately notify Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.

              (iii) Borrower shall not be required to pay any additional amount to any Non-US Lender under clause (b) of subsection 2.10 if such Lender shall have failed to satisfy the requirements of subsection 2.10(c)(i) or 2.10(c)(ii), as applicable; PROVIDED that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.10(c)(iii) shall relieve Borrower of its obligation to pay any additional amounts pursuant to clause (b) of subsection 2.10 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer lawfully entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.10(c)(i).

         SECTION 2.11. DETERMINATIONS; CALCULATION. Any determination contemplated by Section 2.09 or 2.10 hereof that is made by Agent or any Lender shall be final and conclusive and binding upon Borrower, in the absence of manifest error. Any Lender requesting compensation under Section 2.09 or 2.10 hereof shall provide Borrower with a copy of such Lender's calculations of the amount it is owed.

         SECTION 2.12.  LOAN ACCOUNTS AND REGISTER; PRO RATA TREATMENT.

         (a) LOAN ACCOUNTS. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the indebtedness of Borrower to such Lender for each Revolving Loan and Term Loan made by it and, in the case of Swing Line Lender, for each Swing Line Loan made by it, including in each case the amount of principal and interest payable and paid to such Lender from time to time hereunder. Failure to make any notation, or any error therein, in a Loan Account shall not affect Borrower's Obligations to such Lender. Borrower agrees that if, in the opinion of any Lender, a promissory note or other evidence of debt is required or desirable to reflect or enforce any Loans outstanding to or to be made by such Lender, then Borrower shall promptly execute and deliver to such Lender one or more promissory notes payable to such Lender to evidence the Revolving Loans and/or Term Loans outstanding to such Lender under this Agreement from time to time. If any notes are issued hereunder, Agent and Borrower may treat the payee of that note as the owner of such note for all purposes until an Assignment Agreement shall have been filed with Agent and recorded in the Register; PROVIDED, HOWEVER, that the entries made in the Register shall be controlling in the event of a conflict.

         (b) REGISTER. Agent shall maintain at its address referred to in subsection 9.2 hereof a register (the "REGISTER") in which it shall record the names and addresses of Lenders, each Lender's Pro Rata Share of the Commitments, the date and amount of each Loan made hereunder and the amount of any payment received by Agent hereunder and each Lender's share thereof. Failure to make any such recordation, or any error therein, shall not affect Borrower's Obligations.

         (c) PROMISE TO REPAY; ENTRIES BINDING. Borrower hereby agrees to pay when due all Obligations hereunder. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error. In case of a conflict between the entries made in the Register and the entries made in any Loan Account, the entries made in the Register shall be controlling, absent manifest error. Borrower, Agent and Lenders may treat each Person listed as a Lender in the Register as the owner of the corresponding Loan listed therein and as a Lender hereunder for all purposes of this Agreement unless and until an Assignment Agreement shall have become effective in accordance with subsection 9.5; PROVIDED, HOWEVER, that the entries made in the Register shall be controlling in the event of a conflict, absent manifest error. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, transferee or assignee of the corresponding Loan. The Register shall be available for inspection by Borrower or any Lender at any reasonable time during Agent's normal business hours upon reasonable prior notice.

         (d) PRO RATA TREATMENT. Except to the extent otherwise provided herein: (i) each Borrowing from the Lenders shall be deemed to be requested from the Lenders according to their Pro Rata Shares of the applicable Commitments,
(ii) each termination or reduction of the applicable Commitments shall be applied to the respective Pro Rata Share of each Lender and (iii) each payment or prepayment by Borrower of principal of the Loans shall be made for the account of the Lenders according to their respective Pro Rata Shares of the applicable Commitments (as increased or decreased by the amount of any Optional Additional Advance made by any Lender).

         SECTION 2.13. FUNDING SOURCES. Nothing herein shall or shall be deemed to obligate any Lender to obtain the funds to make any Loan from any particular source or place or in any particular manner, and nothing herein shall or shall be deemed to constitute a representation by any Lender that it has obtained or will obtain such funds in any particular place or manner.

         SECTION 2.14. SURVIVAL. Borrower's obligations under Sections 2.09 and 2.10 hereof shall be Residual Obligations.

         SECTION 2.15.  COLLATERAL.

         (a) OWNERSHIP INTERESTS OF RESTRICTED ENTITIES. As security for all Obligations (other than Residual Obligations), Borrower shall, and shall cause each Restricted Entity to, pledge and grant to Agent on behalf of the Lenders a first priority Lien on all of the ownership interests held by Borrower or any Restricted Entity in any of the Restricted Entities (whether now owned or hereafter acquired by Borrower or any Restricted Entity) other than any Restricted Entities the only business purpose of which is to hold a general partnership interest or any Restricted Entity that is a Partnership and except to the extent otherwise required by Section 6.8. Any such ownership interests subsequently acquired shall be pledged hereunder within 5 Business Days of the date acquired; PROVIDED that the redesignation of an Unrestricted Entity to a Restricted Entity pursuant to Section 5.18 shall be considered an acquisition for purposes of this Section 2.15(a).

         (b) ADDITIONAL COLLATERAL FOR TERM LOANS. The Term Loans will also be secured by a first priority Lien granted by Third Party Pledgor in favor of Agent for the benefit of the Lenders in publicly traded common stock (with no restriction that would prohibit or delay any sale thereof immediately upon the occurrence of an Event of Default) or investment grade bonds ("Term Loan Collateral") having an aggregate market value at all times equal to no less than $52,000,000 or such amount as will cause the ratio of the outstanding Term Loans to Term Loan Collateral to equal no more than 76.92% at all times. If the market value of Term Loan Collateral at any time falls below the value necessary to satisfy such ratio, the Third Party Pledgor shall within two (2) Business Days of such decline in value deliver to Agent additional publicly traded common stock or investment grade bonds that have a market value sufficient to satisfy such ratio. Upon payment in full of the Term Loans in compliance with the provisions of this Agreement, Agent shall return the Term Loan Collateral to the Third Party Pledgor.

         (c) KEY MAN INSURANCE. All Obligations (other than Residual Obligations) shall also be secured by the collateral assignment to Agent on behalf of the Lenders of a key man life insurance policy covering Fredric Rosen in the amount of $2,000,000 (which collateral assignment shall remain in effect until Fredric Rosen is no longer a Responsible Officer of Borrower or any of its affiliates).

         (d) OWNERSHIP INTERESTS OF UNRESTRICTED ENTITIES. As security for all Obligations (other than Residual Obligations), Borrower shall, and shall cause each Restricted Entity to, pledge and grant to Agent on behalf of the Lenders a first priority Lien on all of the ownership interests held by any of them in an Unrestricted Entity to the extent required by Section 6.8.

         (e) DOCUMENTATION. All of the foregoing shall be evidenced by and subject to the terms of such documents as Agent shall reasonably require, including without limitation the Pledge and Security Agreements. Subject to
Section 9.3 hereof, Borrower shall reimburse Agent and the Lenders, immediately upon demand, for all reasonable costs and expenses incurred by Agent or any Lender in connection with any of the Collateral, including, without limitation, filing and recording fees.

         SECTION 2.16. GUARANTIES. All Obligations (other than Residual Obligations) shall be guarantied by each of the Guarantors (including, without limitation, each Acquisition Candidate (other than a Partnership or an Unrestricted Entity) acquired and wholly-owned by Borrower or any Restricted Entity) pursuant to the Guaranty.


                                     ARTICLE III.
                                 CONDITIONS TO LOANS

         SECTION 3.1. CONDITIONS PRECEDENT TO LOANS ON CLOSING DATE. The obligation of each of the Lenders to make any Loans on the Closing Date shall be subject to satisfaction of all of the following conditions precedent:

         (a) CERTAIN LOAN DOCUMENTS. Agent shall have received all of the following, which shall have been duly executed by the appropriate Person and in form and substance satisfactory to Agent and its counsel, with sufficient copies for each Lender:

              (i)  This Agreement, together with all required Schedules hereto;

              (ii) To the extent requested by any Lenders pursuant to Section 2.12, a Note or Notes payable to the order of such Lender;

              (iii) The Notice of Borrowing in accordance with Section 2.3(a) hereof with respect to the Loans to be made on the Closing Date;

              (iv) The Pledge Agreements and other Collateral Documents, together with all Collateral the possession of which is necessary for Agent to perfect its security interest therein (and including stock powers executed by the appropriate pledgors for each stock certificate constituting Collateral); provided that Wells Fargo is hereby authorized to transfer such Collateral in its possession as agent for the Existing Lenders to its possession as Agent hereunder without returning such Collateral to the pledgor thereof;

              (v)  The Guaranties;

              (vi)  A duly executed Form U-1;

              (vii) An Automatic Debit Order from Borrower, substantially in the form attached hereto as EXHIBIT 3.1(a)(vii); and

              (viii) Evidence satisfactory to Agent of the insurance required by Section 5.5 hereof.

         (b) CERTAIN CORPORATE DOCUMENTATION. With respect to Borrower and each Guarantor, Agent shall have received, with sufficient copies for each
Lender:

              (i) certificates of good standing from the Secretary of State of the relevant States of Incorporation;

              (ii) certified copies of the articles of incorporation and by-laws and any amendments thereto (or, in the case of any Guarantor, a certificate from its corporate secretary or assistant secretary that such documents have not been amended or otherwise modified from the form thereof delivered pursuant to the Existing Credit Agreement);

              (iii) certified copies of corporate resolutions authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the identity, authority and capacity of each Responsible Officer thereof authorized to act on its behalf;

              (iv) tax clearance certificates (if available) from the appropriate tax authority of the State of Incorporation of such entity; and

              (v) incumbency certificates for signatories on behalf of Borrower and each Guarantor.

         (c) LEGAL OPINION. Agent shall have received (i) a legal opinion dated the Closing Date addressed to Agent and the Lenders from Neal Gerber & Eisenberg, counsel to Borrower and Guarantors, in substantially the form attached hereto as EXHIBIT 3.1(c)(i) and (ii) a legal opinion dated the Closing Date addressed to Agent and the Lenders from Foster, Pepper & Shefelman, counsel to Third Party Pledgor, in substantially the form attached hereto as EXHIBIT 3.1(c)(ii).

         (d)  FINANCIAL AND OTHER INFORMATION; NO MATERIAL ADVERSE CHANGE.
Agent shall have received copies of the financial information referenced in
Section 4.6 hereof, and the financial condition, income or prospects of Borrower and its Subsidiaries, taken as a whole, disclosed therein shall not disclose a material adverse change from the audited financial statements as at and for the Fiscal Year ended January 31, 1994 previously delivered by Borrower to Agent.
In addition, there shall not have occurred a material adverse change, as determined by the Lenders in their reasonable determination, in the business, operations, properties, assets, liabilities (contingent or matured), condition (financial or otherwise) of Borrower and its Restricted Entities, taken as a whole, since January 31, 1994. All other written information furnished to Agent and the Lenders in connection with the transactions contemplated herein and in the other Loan Documents shall be true, correct and complete in all material respects as of the date thereof.

         (e) CERTAIN CORPORATE OFFICERS' CERTIFICATES. Agent shall have received:

              (i)  A certificate, in substantially the form attached hereto as
EXHIBIT 3.1(e), signed by a Responsible Officer of Borrower, dated the Closing Date, certifying, after due inquiry, (x) that the representations and warranties herein contained as to Borrower are true and correct in all material respects, as if made on and as of the Closing Date (except to the extent that such representations and warranties relate to an earlier date or reflect changes brought about by transactions permitted hereby), (y) that no Event of Default or Potential Event of Default has occurred and is continuing or would result from the making of the Loans on the Closing Date, and (z) that no material adverse change in the business, operations, properties, assets, liabilities (contingent or matured), condition (financial or otherwise) or prospects of Borrower and its Restricted Entities, taken as a whole, shall have occurred since the date of Borrower's audited financial statements as at and for the Fiscal Year ended January 31, 1994; and

              (ii) A certificate or certificates of the Secretary or the Assistant Secretary of Borrower and each Guarantor dated the Closing Date certifying, among other things, (w) the names and true signatures of the officers of Borrower and each Guarantor authorized to sign the Loan Documents executed by Borrower and each Guarantor and the Notices of Borrowing to be provided hereunder, (x) the by-laws of Borrower as in effect on the date of such certification, (y) the resolutions of Borrower's and each Guarantor's Board of Directors approving and authorizing the execution, delivery and performance of the Loan Documents executed by Borrower and each Guarantor, and (z) that such resolutions have not been modified or rescinded and remain in full force and effect.

         (f) FEES AND EXPENSES PAID. Borrower shall have paid to Agent all of the Fees due and payable on or before the Closing Date and all amounts then payable to Agent or any Lender pursuant to Section 9.3 hereof which shall have been presented for payment.

         (g) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Borrower contained in Article IV hereof and in any other Loan Documents shall be true and correct in all material respects on and as of the Closing Date as though made on and as of that date (except to the extent that such representations and warranties relate to an earlier date or reflect changes brought about by transactions permitted hereby).

         (h) NO DEFAULT. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the Loans.

         (i) NO PROHIBITION. No applicable law or government regulation shall prohibit or impose any material adverse condition upon, any transaction contemplated hereby or by any other Loan Document, or Borrower's ability to perform its Obligations hereunder or thereunder.

         (j) LITIGATION. No litigation or investigation shall have been instituted or, to the knowledge of Borrower, threatened by or against Borrower or any of its Subsidiaries that, individually or in the aggregate, if Adversely Determined, could have a material adverse effect on the business, operations, properties, liabilities (contingent or matured), condition (financial or otherwise) or prospects of Borrower and its Subsidiaries, taken as a whole, except for matters set forth on SCHEDULE 4.15. No developments shall have occurred in any such litigation or investigation that, individually or in the aggregate, could have a reasonable likelihood of, either (i) materially increasing the likelihood that such litigation or investigation will be Adversely Determined if such adverse determination could have a material adverse effect on the business, operations, properties, liabilities (contingent or matured), condition (financial or otherwise) or prospects of Borrower and its Subsidiaries, taken as a whole, or (ii) materially increasing the likelihood that, if Adversely Determined, such litigation or investigation could, individually or in the aggregate, have a material adverse effect on the business, operations, properties, liabilities (contingent or matured), condition (financial or otherwise) or prospects of Borrower and its Subsidiaries, taken as a whole.

         (k) GENERAL. All other documents, certificates, consents and opinions in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded in form and substance satisfactory to Agent, and Agent shall have received all such counterpart originals or certified copies thereof as Agent may request.

         SECTION 3.2. CONDITIONS PRECEDENT TO LOANS ON SUBSEQUENT FUNDING DATES. The obligation of each of the Lenders to make Loans, and of Swing Line Lender to make any Swing Line Loan and of Issuing Lender to issue any Letter of Credit, on any date after the Closing Date shall be subject to satisfaction of all of the following conditions precedent:

         (a) CONDITIONS TO INITIAL FUNDING SATISFIED. The conditions precedent set forth in Section 3.1 hereof to the Lenders' obligations to make the Loans on the Closing Date shall have been satisfied as of the Closing Date.

         (b) NOTICE OF BORROWING. In the case of any Loan, Borrower shall have delivered to Agent a Notice of Borrowing in accordance with Section 2.1(b) or 2.3(a) hereof. Each submission by Borrower to Agent of a Notice of Borrowing with respect to a Loan and the acceptance by Borrower of the proceeds of each such Loan made hereunder shall constitute a representation and warranty by Borrower as of the funding date in respect of such Loan that all the conditions contained in this Section 3.2 have been satisfied.

         (c) FEES AND EXPENSES PAID. Borrower shall have paid to Agent all of the Fees then due and payable and all other amounts then due and payable, including without limitation all amounts then payable to Agent or any Lender pursuant to Section 9.3 or 9.4 hereof which shall have been presented for payment.

         (d) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Borrower contained in Article IV hereof and in any of the other Loan Documents shall be true and correct in all material respects on and as of the date of the applicable Notice of Borrowing as though made on and as of that date (except to the extent that such representations and warranties relate to an earlier date or reflect changes brought about by transactions permitted hereby).

         (e) USE OF PROCEEDS. The expenditures to be made with the proceeds of the requested Loans shall be consistent with the applicable Sections of
Article II hereof.

         (f) NO DEFAULT. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the requested Loans.

         (g) NO PROHIBITION. No applicable law shall prohibit, prevent or make unlawful, or impose any material adverse condition upon, the requested Loans or any Loan Document, or Borrower's ability to perform its Obligations hereunder or thereunder.

         (h) NO MATERIAL ADVERSE EFFECT. In the reasonable determination of Required Lenders (or Agent in the case of a Swing Line Loan or Letter of Credit), no Material Adverse Effect has occurred since January 31, 1994.

         (i) ADVERSE LITIGATION. In the reasonable determination of Required Lenders (or Agent in the case of a Swing Line Loan or Letter of Credit), no litigation, investigation or proceeding has been instituted and no development in any existing litigation, proceeding or investigation has occurred that, if Adversely Determined, could reasonably be expected to have a Material Adverse Effect.

                                     ARTICLE IV.
                            REPRESENTATIONS AND WARRANTIES

         Borrower makes the following representations and warranties to Agent and each Lender as of the date hereof and the Closing Date, which representations and warranties shall survive the execution of this Agreement and the Closing Date and shall continue in full force and effect (except to the extent that such representations and warranties are affected by transactions permitted hereby) until the full and final payment, and satisfaction and discharge, of all Obligations (other than Residual Obligations) of Borrower:

         SECTION 4.1. LEGAL STATUS: BORROWER AND RESTRICTED SUBSIDIARIES. Borrower is a corporation duly organized and existing and in good standing under the laws of the State of Illinois, and is qualified or licensed to do business, and is in good standing as a foreign corporation, if applicable, in all jurisdictions in which the failure to so qualify or to be so licensed would have a Material Adverse Effect. Each Restricted Subsidiary is a duly organized and existing corporation in good standing under the laws of the State of its incorporation, and is qualified or licensed to do business and is in good standing as a foreign corporation, if applicable, in all jurisdictions in which the failure to so qualify or to be so licensed could reasonably be expected to have a Material Adverse Effect. Set forth on SCHEDULE 4.1 hereto is a complete and accurate list of Restricted Subsidiaries and other corporations in which Borrower directly or indirectly owns an interest as of the date hereof, the jurisdictions of their incorporation, the jurisdictions in which they are qualified to do business as foreign corporations, the number of shares of each class of common and preferred stock outstanding, the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by Borrower or one or more Restricted Subsidiaries, and the number of such shares covered by all outstanding options, warrants, rights of conversion or purchase and other similar rights both in total and held by Borrower or one or more Restricted Subsidiaries. All of the outstanding capital stock of each Restricted Subsidiary has been validly issued, is fully paid and nonassessable and, as to the stock owned by Borrower or Restricted Subsidiaries, is owned by Borrower or such Restricted Subsidiaries free and clear of all Liens except for the Liens granted Agent on behalf of the Lenders hereunder.

         SECTION 4.2. ORGANIZATION AND QUALIFICATION OF OTHER RESTRICTED ENTITIES. Set forth on SCHEDULE 4.2 hereto is a complete and accurate list of Restricted Entities organized as partnerships or joint ventures as of the date hereof, showing the jurisdictions of their organization. Each such Restricted Entity is duly licensed or qualified to do business (if applicable) in each jurisdiction in which the failure to so qualify or to be so licensed could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.3. AUTHORIZATION AND VALIDITY. This Agreement, the Notes, if issued, and each other Loan Document between or by and among Agent, the Lenders, Borrower, and Guarantors delivered to Agent or any of the Lenders have been duly authorized by, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of, Borrower and each Guarantor which executes the same, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency or similar laws limiting the enforcement of creditors' rights generally or by equitable remedies.

         SECTION 4.4. NO VIOLATION: BORROWER. The execution, delivery and performance by Borrower of the Loan Documents executed by it do not violate any provision of any law or regulation applicable to Borrower the violation of which could reasonably be expected to have a Material Adverse Effect, or contravene any provision of Borrower's articles of incorporation or by-laws, or result in or constitute a Defined Default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound which default could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.5. NO VIOLATION: GUARANTORS. The execution, delivery and performance by each Guarantor of each of the Loan Documents executed by such Guarantor do not violate any provision of any law or regulation applicable to such Guarantor the violation of which could reasonably be expected to have a Material Adverse Effect, or contravene any provision of such Guarantor's articles of incorporation or by-laws, or result in or constitute a Defined Default under any contract, obligation, indenture or other instrument to which such Guarantor is a party or by which such Guarantor may be bound which default could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.6. CORRECTNESS OF FINANCIAL STATEMENTS. Borrower has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheet of Borrower and its Subsidiaries as at January 31, 1994 and the related consolidated statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at July 31, 1994 and the related unaudited consolidated and consolidating statements of income, stockholders' equity and cash flows of Borrower and its Subsidiaries for the six months then ended. Borrower does not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries, taken as a whole. Except as set forth on SCHEDULE 4.15, since January 1, 1994, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Borrower has not directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any dividend or agreed to do so except as permitted by Section 6.9.
Neither Borrower nor any Restricted Subsidiary has granted a Lien on any of its assets or properties except as permitted by this Agreement.

         SECTION 4.7. INCOME TAX RETURNS. Borrower and each Restricted Subsidiary has filed all United States federal income tax returns and all other material Tax returns required to be filed by it except those returns the failure to file which could not reasonably be expected to have a Material Adverse Effect and has paid, or made provision for the payment of, all Taxes shown to be due on the returns so filed as well as all other assessments, governmental charges and other Taxes which have become due, except such assessments, charges and other Taxes, if any, that are being contested in good faith and as to which adequate reserves have been established in accordance with GAAP. Borrower and Restricted Subsidiary have established and are maintaining adequate reserves for Tax liabilities, if any, in accordance with GAAP. Borrower has no knowledge of any pending assessments or adjustments of its or any Restricted Subsidiary's income tax payable with respect to any year, except as heretofore disclosed to Agent in writing or which could not be reasonably expected to have a Material Adverse Effect. Except as described in SCHEDULE 4.7 hereto, neither Borrower nor any Restricted Subsidiary is a party to or obligated under any Tax sharing or similar agreement.

         SECTION 4.8. NO SUBORDINATION. There exists no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of the Obligations to any other obligation of Borrower.

         SECTION 4.9.  PERMITS, FRANCHISES.  Borrower and each Restricted
Entity possess, and will hereafter possess, all permits, franchises and licenses required and all copyrights, trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary to enable them to conduct the business in which they are now engaged, without a known conflict with the rights of others, and all of the same are valid and subsisting, except where any such failure to obtain or any such conflict or lack of validity or subsistence could not be reasonably expected to have a Material Adverse Effect. Neither Borrower nor any Restricted Entity has been charged nor has it been threatened to be charged with any infringement of, nor has it to Borrower's knowledge infringed, any unexpired trademark, trademark registration, trade name, patent, copyright, copyright registration, or other proprietary right of any other Person which charge or threat could reasonably be expected to have a Materially Adverse Effect.

         SECTION 4.10. ERISA. All Employee Pension Benefit Plans (as defined in Section 3(2) of ERISA) sponsored or maintained by Borrower or any Restricted Entity ("Employee Plans") (a) are in material compliance with their terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, (b) have not incurred a Reportable Event (within the meaning of Section 4043 of ERISA) unless the 30-day notice requirement with respect to such event has been waived by the Pension Benefit Guaranty Corporation ("PBGC") and (c) have not engaged in a Prohibited Transaction (as defined in Section 4975 of the Code). Neither Borrower nor any Restricted Entity has incurred any liability for a withdrawal (either complete or partial) from a multiemployer plan under Section 4201 of ERISA, nor do any facts known to Borrower exist for any of them to incur such liability, which liability could reasonably be expected to have a Material Adverse Effect. Neither

Borrower nor any Restricted Entity has or has had any obligation to provide post-retirement welfare benefits that has resulted in or could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.11. OTHER OBLIGATIONS. Neither Borrower nor any Restricted Entity has committed or permitted to occur a Defined Default under any lease, commitment, contract, instrument or obligation which Defined Default could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.12. REGULATION U. Neither Borrower nor any Subsidiary nor any Partnership is engaged, principally or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" (as defined by Regulation U of the Federal Reserve Board or any other regulation thereunder). None of the proceeds of the Loans shall be used by Borrower or any Subsidiary or Partnership to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         SECTION 4.13.  ENVIRONMENTAL MATTERS.

         (a) COMPLIANCE WITH LAWS. The operations of Borrower and each Restricted Entity comply with all applicable federal, state and local environmental, health and safety statutes, regulations and ordinances and comply with all terms and conditions of all required environmental permits and licenses except to the extent that any non-compliance could not reasonably be expected to have a Material Adverse Effect.

         (b) NO LIABILITY. Neither Borrower nor any Restricted Entity is liable or contingently liable for any removal, remedial, response or other costs or damages, or knows of any facts or conditions which may exist which may subject Borrower or any Restricted Entity to any liability or contingent liability, in each case that could reasonably be expected to have a Material Adverse Effect in connection with any release of toxic or hazardous substances or waste included on any federal, state or local hazardous chemical or substance lists into the environment under any federal, state or local statute, regulation or ordinance.

         SECTION 4.14. CONSENTS. No Governmental Approval is required in connection with the execution, delivery and performance by Borrower or any Guarantor of this Agreement, the Notes, if issued, any of the other Loan Documents or the transactions contemplated hereby or thereby or to ensure the legality, validity or enforceability hereof or thereof, except any filing and/or recording that may be required to perfect Agent's Lien on the Collateral.

         SECTION 4.15. LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of Borrower, threatened against or affecting Borrower or any Restricted Entity, or any of their respective assets before any Governmental Authority which in any manner questions the validity or enforceability of this Agreement or any other Loan Document. No litigation, investigations or proceedings of or before any arbitrator or Governmental Authority have been instituted or, to the knowledge of Borrower, threatened by or against Borrower or any Restricted Entity or any of its or their properties or revenues which individually or in the aggregate, if Adversely Determined, could reasonably be expected to have a Material Adverse Effect, except for matters set forth on SCHEDULE 4.15 hereto. Borrower also makes the following representation as of any date following the Closing Date on which it is required to make (or deemed to make) any representation or warranty pursuant to this Agreement: no developments have occurred after the Closing Date in any such litigation, investigations or proceedings set forth on SCHEDULE 4.15 which, individually or in the aggregate, have a reasonable likelihood of, either (i) materially increasing the likelihood that such litigation, proceedings or investigations will be Adversely Determined if such adverse determination could reasonably be expected to have a Material Adverse Effect, or (ii) materially increasing the likelihood that, if Adversely Determined, such litigation, proceedings or investigations could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.16. TITLE TO PROPERTY; LIENS. Borrower and each Restricted Entity has good title to, or valid and subsisting leasehold interests in, all of its real property assets, and good title to or valid and subsisting leasehold interests in substantially all of its other assets reflected in its books and records as being owned or leased by it, and none of such assets or property is subject to any Lien, except for Liens permitted hereunder.

         SECTION 4.17. DISCLOSURE. All factual information contained in the documents, certificates and written statements furnished to the Lenders by or on behalf of Borrower or any Restricted Entity with respect to Borrower or any Restricted Entity for use in connection with the transactions contemplated by this Agreement, is true in all material respects and does not omit to state material facts necessary in order to make the information not misleading.

         SECTION 4.18. FISCAL YEAR. Borrower operates on a fiscal year ending on January 31 of each year.

         SECTION 4.19. EMPLOYEE MATTERS. There is no strike, work stoppage or material labor dispute with any union or group of employees pending or, to Borrower's knowledge, overtly threatened involving Borrower or any Restricted Entity that could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.20. UNRESTRICTED ENTITIES. Except as a result of bona fide intercompany transactions in the ordinary course of business permitted by
Section 6.15B through 6.15I or Contingent Obligations permitted by Section 6.7, no creditor of any Unrestricted Entity has, or will have, direct or indirect recourse, as a matter of law or contract, to the assets or revenues of Borrower or any Restricted Entity for any of the obligations of any Unrestricted


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


Entity, i.e., all Unrestricted Entities are bankruptcy remote from the Borrower and each Restricted Entity.


                                      ARTICLE V.
                                AFFIRMATIVE COVENANTS

         Borrower covenants that so long as any of the Commitment remains available or any Obligations (whether direct or contingent, liquidated or unliquidated) of Borrower to the Lenders under any of the Loan Documents remain outstanding (other than Residual Obligations), and until final payment in full of all Obligations (other than Residual Obligations) of Borrower:

         SECTION 5.1. PUNCTUAL PAYMENTS. Borrower shall punctually pay the principal of and accrued interest on each of the Loans at the times and place and in the manner specified herein and in the Notes, if issued, and any Fees or other liabilities (including, without limitation, reimbursement obligations with respect to Letter of Credit drawings) due hereunder or under any of the other Loan Documents at the times and place and in the manner specified herein or therein.

         SECTION 5.2. ACCOUNTING RECORDS. Borrower shall, and shall cause each Restricted Entity to, maintain adequate books and records in accordance with GAAP, and permit any representative of Agent, at any reasonable time, and as often as reasonably requested, (a) to inspect, audit and examine such books and records, (b) to make copies of the same, (c) to inspect the assets and properties of Borrower or any Restricted Entity and (d) to discuss with its officers and its Independent Accountants, its business, assets, liabilities, prospects, results of operations and financial condition; provided, however, that nothing contained in this sentence shall require Borrower or its Independent Accountants to disclose to Agent any information or documents if such disclosure would constitute a waiver of, or otherwise prejudice, any applicable confidentiality or work-product privilege with respect to any Person. Except for disclosures to potential Lenders or participants (which disclosure shall be conditioned on such Persons maintaining the confidentiality of the disclosed information), the Lenders shall keep all information supplied to them through Agent confidential, and shall not disclose such information to any third parties without Borrower's prior consent, unless required to do so by applicable law or regulation.

         SECTION 5.3. FINANCIAL STATEMENTS. Borrower shall provide to each Lender all of the following, in form and detail reasonably satisfactory to Required Lenders:

         (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, but not later than ninety (90) days after the end of each Fiscal Year, (i) audited consolidated financial statements of Borrower as of the end of such Fiscal Year (together with copies of the combining and consolidating work papers relating thereto) consisting of not less than a balance sheet, income statement, statement of retained earnings and statement of cash flow, with notes thereto, all prepared in accordance with GAAP, (ii) audited consolidated financial statements of Borrower and


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


Restricted Entities as of the end of such Fiscal Year consisting of not less than a balance sheet, income statement, statement of retained earnings and statement of cash flow, with notes thereto, all prepared in accordance with GAAP, and (iii) accompanied by an unqualified opinion, in the case of the financial statements described in clause (i), or report, in the case of financial statements described in clause (ii) and calculations confirming Borrower's compliance with Section 5.9 hereof as well as a written statement by the independent certified public accountants giving the report thereon (x) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (y) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, (z) if such a condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination from KPMG Peat Marwick or such other independent, nationally-recognized certified public accountants ("Independent Accountants");

         (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available, but not later than forty-five (45) days after the end of each of Borrower's fiscal quarters, consolidated financial statements of both (i) Borrower and its Subsidiaries and (ii) Borrower and the Restricted Entities as of the end of such fiscal quarter (together with copies of the combining and consolidating work papers relating thereto) consisting in each case of not less than a balance sheet, income statement, statement of retained earnings and statement of cash flow, with notes thereto, which financial statements shall be prepared by Borrower (but in accordance with GAAP, subject only to normal year-end adjustments), setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated plan and financial projection for the current Fiscal Year delivered pursuant to Section 5.3(d), all such historical statements to be in reasonable detail and certified by the Chief Financial Officer or Treasurer of Borrower that they were prepared in accordance with GAAP and fairly present the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject only to changes resulting from audit and normal year-end adjustments, together with a certificate in the form of Exhibit 5.3(b) hereto (the "Compliance Certificate") setting forth (i) the calculation of the Adjusted Leverage Ratio as of the end of such fiscal quarter, and (ii) the calculations confirming Borrower's compliance with Sections 5.9, 6.2, 6.4, 6.7, 6.9 and 6.12 hereof together with a certification from the Chief Financial Officer or Treasurer of Borrower stating that (y) the calculations with respect to the Adjusted Leverage Ratio and the calculations confirming Borrower's compliance with Sections 5.9, 6.2, 6.4, 6.7, 6.9 and 6.12 were prepared in accordance with GAAP pursuant to Section 1.33(b) hereof and (z) that no Event of Default or Potential Event of Default exists as of the end of such fiscal quarter;

         (c)  MONTHLY REPORTS.  As soon as available, but not later than thirty
(30) days after the end of each month, (i) combining income statements of Borrower and Subsidiaries as of the end of such month prepared by Borrower in accordance with GAAP, subject only to normal year-end audit adjustments and (ii) a certificate identifying all Persons formed by Borrower or any of its Subsidiaries or in which Borrower or any of its Subsidiaries have acquired a majority interest, in each case after the Closing Date, and which Borrower elects to designate as an Unrestricted Entity by identifying such Person as an "Unrestricted Entity" in such certificate except to the extent such Person has been so identified in a certificate previously delivered pursuant to this Section 5.3(c);

         (d)  ANNUAL PRO FORMA FINANCIAL STATEMENTS.  Not later than thirty
(30) days after the end of each Fiscal Year, a projected consolidated and consolidating plan and financial projection for such Fiscal Year and the succeeding Fiscal Years to and including the Maturity Date, including without limitation a projected consolidated and consolidating balance sheet and projected consolidated and consolidating statements of income and cash flows of Borrower and its Restricted Entities for such Fiscal Years, and an analysis of changes in selected balance sheet accounts including, but not limited to, fixed and intangible assets, deferred income and the interest of minority shareholders or partners in Borrower or any Restricted Entity;

         (e) MANAGEMENT LETTERS. As soon as available, a copy of the management letter from Borrower's Independent Accountants pertaining to Borrower's annual audit; and

         (f) OTHER INFORMATION. From time to time such other information as any Lender may reasonably request pertaining to Borrower, Subsidiaries and Partnerships and, in the case of Partnerships as to which neither Borrower nor any Subsidiary has any contractual right to demand such information or as to which neither Borrower nor any Subsidiary acts as managing general partner or co-managing general partner, Borrower shall use its reasonable best efforts to provide such other information as any Lender may reasonably request with respect thereto.

         SECTION 5.4. EXISTENCE; COMPLIANCE WITH LAW. Borrower shall, and shall cause each Restricted Entity to: (a) preserve and maintain its existence and all of its licenses, permits, Governmental Approvals, rights, privileges and franchises, except in each such instance for those the absence of which could not reasonably be expected to have a Material Adverse Effect; (b) conduct its business in an orderly and regular manner; (c) comply in all respects with the provisions of all documents pursuant to which it is organized and/or which govern its continued existence; (d) comply with the requirements of all applicable laws, rules, regulations, orders of any Governmental Authority except, in each instance, for those the failure to comply with which could not be reasonably expected to have a Material Adverse Effect and all requirements for the maintenance of its insurance, licenses, permits, Governmental Approvals, rights, privileges and franchises, except for those the failure to maintain which could not be reasonably expected to have a Material Adverse Effect and (e) observe all appropriate corporate, partnership or similar formalities.

         SECTION 5.5. INSURANCE. Borrower shall, and shall cause each Restricted Entity to, maintain and keep in force insurance of the types and in amounts customarily carried in similar lines of business, including but not limited to fire, extended coverage, public liability, property damage and workers' compensation, carried with insurers and in amounts reasonably satisfactory to Agent, and deliver to Agent from time to time at such times as may reasonably be requested, schedules setting forth all insurance then in effect. Agent acknowledges that, based on the evidence it has received from Borrower on or before the date hereof, it is satisfied that Borrower and each Restricted Entity has in effect as of the date hereof the insurance required by this Section 5.5.

         SECTION 5.6. MAINTENANCE OF PROPERTIES. Borrower shall, and shall cause each Restricted Entity to, keep all its properties and assets material to the conduct of its business, in good repair and condition (ordinary wear and tear excepted).

         SECTION 5.7. TAXES AND OTHER LIABILITIES. Borrower shall, and shall cause each Restricted Entity to: (a) file when due all Federal and other material Tax returns and pay when due any and all assessments and Taxes, except such as it may in good faith contest by appropriate proceedings promptly instituted and diligently conducted; provided, however, that reserves or appropriate provisions are made to the satisfaction of Borrower's Independent Accountants in accordance with GAAP for the eventual payment thereof in the event it is found that such is payable by Borrower or any such Restricted Entity; and (b) perform its contractual obligations, except where the consequences of the failure to perform such obligations could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.8. LITIGATION. Borrower shall, and shall cause each Restricted Entity to, promptly give notice in writing to Agent of any litigation pending or threatened against Borrower or any Restricted Entity involving claimed compensatory damages in excess of $1,000,000 or requesting the granting of relief which could reasonably be expected to have a Material Adverse Effect, Borrower shall, and shall use its best efforts to cause each Unrestricted Entity to, promptly give notice in writing to Agent of any litigation pending or threatened with respect to (i) substantively consolidating (a) Borrower or any Restricted Entity and (b) any Unrestricted Entity, (ii) piercing the corporate veil between (a) Borrower and any Restricted Entity and (b) any Unrestricted Entity or (iii) determining that (a) any Unrestricted Entity is the alter ego of
(b) Borrower or any Restricted Entity.

         SECTION 5.9. FINANCIAL CONDITION. Borrower shall maintain its financial condition on a consolidated basis in accordance with GAAP as demonstrated by the financial information shown on the financial statements delivered to Lenders pursuant to Section 5.3 hereof adjusted in accordance with
Section 1.33(b) hereof as follows:

         (a) LIQUIDITY RATIO. At all times cause the sum of Cash PLUS Cash Equivalents PLUS clients' accounts receivable to be at least $1.00 more than clients' accounts payable.

         (b) MAXIMUM LEVERAGE RATIO. As of the end of each fiscal quarter of each Fiscal Year, a ratio of (i) Debt of Borrower and its Restricted Entities with respect to borrowed money PLUS Proximate Contingent Obligations of Borrower and its Restricted Entities, in each case on such fiscal quarter end, to (ii) Cash Flow for the twelve month period then ended of not more than the amount set forth below for the correlative period indicated (the "Maximum Leverage Ratio"):

         PERIOD                                  MAXIMUM LEVERAGE RATIO

Closing Date through January 31, 1996                      5.5  to 1
February 1, 1996 through January 31, 1997                  4.75 to 1
February 1, 1997 through January 31, 1999                  4.25 to 1
February 1, 1999 and thereafter                            3.75 to 1;

provided that after payment in full of the Term Loans, the Maximum Leverage Ratio shall be as follows:

         PERIOD                                  MAXIMUM LEVERAGE RATIO

Repayment of Term Loans through July 30, 1998              5.0  to 1
August 1, 1998 through July 30, 1999                       4.75 to 1
August 1, 1999 and thereafter                              4.25 to 1


         (c) FREE CASH FLOW COVERAGE RATIO. As of the end of each fiscal quarter of each Fiscal Year maintain a ratio of (i) Cash Flow for the twelve month period then ended MINUS the sum of (a) Capital Expenditures made by Borrower and its Restricted Entities during such period PLUS (b) dividends paid in cash on any equity securities issued by Borrower during such period PLUS (c) redemptions of any such securities or other withdrawals of equity for cash during such period to (ii) the sum of all payments made by Borrower and Restricted Entities on account of principal of, or interest on, Debt (including, without limitation, payments on capital leases but excluding principal payments of Debt under the Existing Credit Agreement or Debt described on SCHEDULE 2.1(A)) of not less than 1.5 to 1.0.

         (d) MINIMUM EBITDA. The EBITDA of Borrower and its Restricted Entities for any Fiscal Year shall not be less than (i) $29,000,000 from the period commencing on the Closing Date and ending on January 31, 1995 and (ii) $31,000,000 thereafter.

         SECTION 5.10. NOTICE TO AGENT. Borrower shall, and, as applicable, shall cause each Restricted Entity to, promptly give written notice to Agent in reasonable detail of the following: (a) the occurrence of any Event of Default or Potential Event of Default; (b) any change in the name or the organizational structure of Borrower or any Restricted Entity; (c) any termination or cancellation of any insurance policy which Borrower or any Restricted Entity is required to maintain unless an equivalent policy is immediately substituted therefor; (d) any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's or any Restricted Entity's property in excess of an aggregate of $1,000,000; (e) any potential liability of Borrower or any Restricted Subsidiary under ERISA or any notice received by Borrower or any Restricted Subsidiary of the PBGC's intent to terminate any Employee Benefit Plan administered by Borrower or any Restricted Subsidiary; (f) any notice, summons, citation, directive or letter received by Borrower or any Restricted Entity from the Environmental Protection Agency, or other Governmental Authority, in connection with any material action or omission on the part of Borrower or any Restricted Entity, or concerning the filing of a Lien upon, against or in connection with Borrower or any Restricted Entity or any of their respective assets in connection with a super fund; and (g) Borrower's entering into an agreement in principle or a definitive agreement with respect to any transaction the consummation of which would constitute a Change of Control.

         SECTION 5.11. INTEREST RATE HEDGE. No later than 90 days after the Closing Date, Borrower shall enter into an Interest Rate Agreement for a period of not less than five (5) years, with terms and conditions satisfactory to Agent, for a notional principal of $75,000,000; PROVIDED that the Interest Rate Agreement dated February 8, 1994 between Borrower and Wells Fargo shall remain in effect and shall be deemed to have satisfactory terms and conditions and Agent agrees that any such additional agreement capping LIBOR at 10.50% shall be deemed satisfactory as to such term; provided that if Permitted Bonds in an aggregate principal amount of at least $75,000,000 are issued within such five year period and such Permitted Bonds bear interest at a fixed rate, this requirement shall be of no further force or effect.

         SECTION 5.12. REVISIONS OR UPDATES TO SCHEDULES. Should any of the information provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect during any fiscal quarter of each Fiscal Year, Borrower shall, within forty-five (45) Business Days after the end of the relevant fiscal quarter (in the case of the last fiscal quarter of each Fiscal Year, ninety (90) days after the end of such quarter), provide to Lenders such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s); provided that no such revisions or updates to any Schedule(s) shall be deemed effective to modify warranties or representations made thereafter or to cure any breach of warranty or representation resulting from the inaccuracy or incompleteness of any warranty or representation theretofore made, unless and until Required Lenders, in their reasonable discretion, shall have accepted in writing such revisions or updates to such Schedules(s).

         SECTION 5.13.  FURTHER ASSURANCES.

         (a) At any time or from time to time upon the request of Agent, Borrower shall execute and deliver such further documents and do such other acts and things as Agent may reasonably request in order to effect fully the purpose of this Agreement, the other Loan Documents and any other agreement contemplated hereby and to provide for payment with respect to the Loans in accordance with the terms of this Agreement and the other Loan Documents,


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


including, without limitation, delivering such Collateral as is required from time to time pursuant to Section 2.15(a).

         (b) No later than 90 days following the Closing Date, Borrower shall deliver a Guaranty executed by TM Number One Limited, a United Kingdom corporation, in form and substance reasonably satisfactory to Agent.

         (c) No later than twenty days after the Closing Date, (i) Borrower shall, and shall cause each Guarantor having trademarks registered in its name, as applicable, to deliver to Agent (a) duly executed UCC-1 financing statements with respect to the proceeds of Collateral and its trademarks and (b) the Trademark Mortgage and Assignment Agreement and (ii) Agent shall deliver to Borrower UCC-3 termination statements and such other releases as Borrower may reasonably request with respect to the security interests of Existing Lenders.

         SECTION 5.14. COMPLIANCE WITH ERISA. Borrower shall take no action, and shall not permit any action to be taken by any Restricted Entity, which would render the representations and warranties set forth in Section 4.10 of this Agreement inaccurate in any material respect.

         SECTION 5.15. ENVIRONMENTAL PROTECTION STATUTES; OTHER REGULATIONS. Borrower shall, and Borrower shall cause each Restricted Entity to, comply with all environmental protection statutes, and all laws, regulations or directives with respect to equal employment opportunity and employee safety in all jurisdictions in which Borrower or any Restricted Entity does business except those the failure to comply with which could not be reasonably expected to have a Material Adverse Effect; provided, however, that this Section 5.15 shall not prevent Borrower or any Restricted Entity from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings.

         SECTION 5.16. NOTICE OF CHANGE IN MANAGEMENT. Borrower shall provide notice to Agent, promptly upon any Responsible Officer of Borrower's becoming aware thereof, of any change in the staffing of the positions held by persons identified herein as Responsible Officers of Borrower or any Restricted Entity.

         SECTION 5.17. PAYMENT ACCOUNT. Borrower agrees to maintain the Payment Account with a balance sufficient to pay principal of and interest on the Loans, Letter of Credit drawings and all Fees as and when due hereunder.

         SECTION 5.18. CONVERSION OF UNRESTRICTED ENTITY TO RESTRICTED ENTITY. Borrower may cause any Unrestricted Entity to be redesignated as a Restricted Entity hereunder from and after the date it satisfies each of the following:
(i)(a) Borrower has given each Lender thirty days' advance written notice of the proposed effective date of such redesignation, (b) the Unrestricted Entity's EBITDA for its prior two fiscal years is


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


positive and (c) after giving effect to such redesignation, Borrower shall be entitled to borrow a Revolving Loan in the amount of $1.00 pursuant to Section
3.2. From and after the effective date of such redesignation, calculations of the Adjusted Leverage Ratio and the financial maintenance covenants set forth in
Section 5.9 shall be made as if such formerly Unrestricted Entity had been a Restricted Entity during the twelve months prior to the effective date of such redesignation.


                                     ARTICLE VI.
                                  NEGATIVE COVENANTS

         Borrower further covenants that so long as any of the Commitment remains available or any Obligations (whether direct or contingent, liquidated or unliquidated) of Borrower to the Lenders under any of the Loan Documents remain outstanding (other than Residual Obligations), and until final payment in full of all Obligations (other than Residual Obligations) of Borrower, without the prior written consent of the Required Lenders (which may be withheld in their sole and absolute discretion):

         SECTION 6.1. USE OF FUNDS. Borrower shall not use any of the proceeds of any of the Loans for purposes other than the purposes permitted by this Agreement and in no event shall use any such proceeds in a manner that would violate, or would result in any Lender violating, Regulation G, T, U or X of the Federal Reserve Board.

         SECTION 6.2. CAPITAL EXPENDITURES. Borrower shall not, nor shall it permit any Restricted Entity to, make any Capital Expenditures in any Fiscal Year in excess of an aggregate amount for all such entities of $10,000,000; provided, however, that Capital Expenditures shall not, for purposes of this
Section 6.2, include any fixed assets acquired directly or indirectly by Borrower in connection with an Acquisition.

         SECTION 6.3. SALE-LEASEBACK. Borrower shall not, nor shall it permit any Restricted Entity to, enter into any sale-leaseback transaction.

         SECTION 6.4. OTHER INDEBTEDNESS. Borrower shall not, nor shall it permit any Restricted Entity to, create, incur, assume or permit to exist any Debt, including without limitation, any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, or issue any preferred stock with a mandatory redemption date prior to the second anniversary of the Maturity Date except for (a) liabilities to Agent and the Lenders hereunder and under the Notes, if issued, and the other Loan Documents, (b) Debt in existence on the date hereof (and any renewal or refinancing thereof to the extent that any such renewal or refinancing is for a commitment equal to or less than the commitment in effect with respect to such indebtedness on the date hereof) which has heretofore been disclosed to Agent in writing, (c) Debt permitted under clause (a) or (b) of Section 6.8 hereof, (d) capital lease obligations (other than those assumed in connection with an Acquisition which shall be subject to
Section 6.4(e)), not to exceed at any time


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


$3,000,000 in the aggregate for Borrower and Restricted Entities, combined, (e) other Debt of Acquisition Candidates assumed in connection with an Acquisition or remaining outstanding thereafter provided that any such Debt is permitted under Section 6.12(a), (f) judgment debt which is not otherwise prohibited and would not constitute an Event of Default hereunder and (g) the Permitted Bonds.

         SECTION 6.5. LIENS. Borrower shall not, nor shall it permit any Restricted Entity to, create, incur, assume, suffer or permit to exist any Liens on any of their assets, except for (a) Liens granted to Agent pursuant hereto and pursuant to the other Loan Documents, (b) Liens in existence on the Closing Date heretofore disclosed to Agent in writing, (c) carriers', warehousemen's, mechanics', landlords', materialmen's, suppliers', tax, assessment, governmental and other like Liens and charges arising in the ordinary course of business securing obligations that are not incurred in connection with the obtaining of any advance or credit and which are not overdue, or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that reserves or other appropriate provisions are made to the satisfaction of Borrower's Independent Accountants in conformity with GAAP for the eventual payment thereof in the event it is found that the same is payable by Borrower or any Restricted Entity; (d) Liens arising in the ordinary course of business in connection with workers' compensation, unemployment insurance and appeal and release bonds; (e) Liens in connection with capital leases permitted under Section 6.4(d) hereof; (f) purchase money security interests granted to vendors to secure the purchase in the ordinary course of business of equipment, provided that such outstanding purchase money obligations at no time exceed $1,000,000 in the aggregate; (g) encumbrances resulting from the rights of first refusal, buy and sell and similar rights granted by Borrower or any Restricted Entity on the shares of stock and Partnership interests described in SCHEDULE
6.5 hereto and (h) Liens securing Debt permitted under Section 6.4(e).

         SECTION 6.6. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Borrower shall not, nor shall it permit any Restricted Entity to: (a) merge into or consolidate with any other Person (except for the merger of any Restricted Entity into Borrower or into another Restricted Entity, or mergers and consolidations which are part of an Acquisition permitted hereunder); (b) make any substantial change in the nature of its primary business; (c) acquire all or substantially all of the assets, stock or business of any corporation or other entity (except for Acquisitions permitted hereby); or (d) sell, lease, assign, transfer or otherwise dispose of any assets (including ownership interests in any Restricted Entity) except in the ordinary course of business (except for the rights of first refusal, buy and sell and similar provisions in or related to the existing joint venture agreements heretofore disclosed and similar provisions in future joint venture agreements), and in the case of any such sale, transfer or other disposition in the ordinary course of business, the Liens of Agent and the Lenders shall automatically be released (but shall continue with respect to any proceeds of such sale, transfer or other disposition to the extent required to be applied hereunder).


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


         SECTION 6.7. GUARANTIES. Borrower shall not, nor shall it permit any Restricted Entity to, guaranty or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets as security for, any liabilities or obligations of any other Person, except for (a) guaranties made in respect of the Obligations pursuant to the Guaranty, (b) existing guaranties to Persons other than Agent and the Lenders heretofore disclosed to Agent in writing,
(c) unsecured guaranties by Borrower of obligations of a Restricted Entity incurred by such Restricted Entity in the ordinary course of business on account of performance bonds required in connection with arrangements with the users of event ticketing systems, (d) unsecured guaranties given by Borrower in connection with indebtedness permitted under Section 6.4(e) hereof, (e) unsecured guaranties of operating leases in the ordinary course of business and capital leases permitted under Section 6.4(d) hereof and (f) Make-Well Agreements; PROVIDED that liability under each such agreement shall be capped at a stated, or otherwise quantifiable in a, maximum dollar amount and PROVIDED FURTHER that the aggregate amount of liability under all such Make-Well Agreements outstanding at any time shall not exceed the greater of (i) $15,000,000 or (ii) 50% of Cash Flow for the twelve months most recently ended prior to any date of determination.

         SECTION 6.8. LOANS, ADVANCES, INVESTMENTS. Borrower shall not, nor shall it permit any Restricted Entity to, make any loans or advances to or investments in any Person except for (a) loans by Borrower to Restricted Entities in the ordinary course of business, (b) loans by a Restricted Entity in the ordinary course of business to another Restricted Entity or to Borrower, (c) investments by Borrower in Restricted Entities in the ordinary course of business, (d) investments by a Restricted Entity in the ordinary course of business in another Restricted Entity or in Borrower, (e) investments in connection with the consummation of Acquisitions financed hereunder and other Acquisitions permitted under Section 6.6 hereof, (f) investments in certificates of deposit or banker's acceptances issued by, and other deposits with, commercial banks organized under the laws of the United States of America or a State thereof having capital of at least $100,000,000, (g) loans by Borrower or a Restricted Entity to their employees and customers in the ordinary course of business, provided that such loans do not exceed $500,000 in the aggregate at any time, (h) investments in short term marketable obligations of the United States of America maturing not more than one (1) year from the creation thereof,
(i) investments in the securities of other corporations which, at the time of their acquisition, have the highest credit rating obtainable from Standard & Poor's Corporation or Moody's Investors Service, Inc., provided that such investments in securities of other corporations at no time exceed $1,000,000 in the aggregate, (j) other investments which do not exceed in the aggregate $500,000 annually which are not otherwise prohibited by another term of this Agreement and (k) investments in Unrestricted Entities; provided that if the aggregate amount invested by Borrower, any Subsidiary or Partnership, individually or in the aggregate, in any Unrestricted Entity (whether by stock purchase, loan, capital contribution or otherwise) exceeds $2,500,000, Borrower shall cause the ownership interests in such Unrestricted Entity (or, if such Unrestricted Entity is organized as a partnership or joint venture, the ownership interests in the Person that holds 100% of the Person affiliated with Borrower who participates in such partnership, i.e. the general partner or joint


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


venturer) to be promptly pledged to Agent on behalf of Lender's pursuant to
Section 2.15(d), for example if there is an aggregate investment of $5,000,000 in partnership A, in which Borrower's affiliate B acts as general partner and 100% of the stock of B is owned by C, the stock of C shall be so pledged; provided, further, that, except in accordance with this Section 6.8(k), neither Borrower nor any Restricted Entity may make any investment (whether by stock purchase, loan, capital contribution or otherwise) in any Person that engages in a line of business different from, or not related to, those engaged in by Borrower and the Restricted Entities on the Closing Date or by any Person that subsequently becomes a Restricted Entity in accordance with the terms hereof.

         SECTION 6.9. DIVIDENDS, DISTRIBUTIONS. Borrower shall not declare or pay any dividend or distribution, either in cash or any other property (other than stock dividends or stock splits), on Borrower's stock or equity securities now or hereafter outstanding; or redeem, retire, purchase or otherwise acquire any shares of any class of Borrower's stock or equity securities now or hereafter outstanding, except as set forth on SCHEDULE 6.9; provided that no such dividend or distribution shall be paid if it would result in the occurrence of a Potential Event of Default or Event of Default or at any time during the continuation of a Potential Event of Default or an Event of Default. Borrower will not, and will not permit any of its Restricted Entities to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Entity to pay dividends or make any other distributions on any of such Restricted Entity capital stock owned by Borrower or any other Restricted Entity.

         SECTION 6.10. PARTNERSHIPS. Borrower shall not become, nor shall it permit any Restricted Entity to become, a general partner in any partnership or a joint venturer in any joint venture, except for Partnerships in existence on the date hereof which have heretofore been disclosed to Agent in writing, and Partnerships which are part of an Acquisition or new business venture permitted hereunder as an Unrestricted Entity.

         SECTION 6.11. TRANSACTIONS WITH AFFILIATES. Borrower shall not, nor shall it permit any Restricted Entity to, directly or indirectly enter into any transaction with or for the benefit of an affiliate on terms more favorable to the affiliate than would have been obtainable in arms' length dealings; provided, however, that Borrower and Restricted Entities shall be permitted to provide services and office space to Borrower and other Restricted Entities on terms that are not arms' length. As used in this Section 6.11, (x) "affiliate" means any Person which directly or indirectly controls, is controlled by, or is under common control with, Borrower, and (y) "control" (including, with correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise).

         SECTION 6.12. ACQUISITIONS. Borrower shall not make, nor shall Borrower permit any Restricted Entity to make, any Acquisition unless such Acquisition meets all of the following criteria:


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




         (a) The aggregate Debt of all Acquisition Candidates acquired in any Fiscal Year shall not exceed $1,000,000 except as set forth on SCHEDULE 6.12;

         (b) The Acquisition bid is part of a negotiated transaction that is not opposed by the board of directors of the Acquisition Candidate pursuant to a resolution passed by the board;

         (c) The Acquisition Candidate engages principally in the same business as that then engaged in by Borrower and its Restricted Entities or a related business;

         (d) Borrower or the appropriate Restricted Entity grants to Agent on behalf of the Lenders a first priority Lien on its percentage interest in the stock of the Acquisition Candidate as security for the Loans and, if the Acquisition Candidate is a directly or indirectly wholly-owned Subsidiary of Borrower or any Guarantor, the Acquisition Candidate shall become a party to the Guaranty;

         (e) In connection with the consummation of any such Acquisition, all other customary conditions to a purchaser's obligations are satisfied, including, without limitation, receipt of representations and warranties and opinions of counsel (if and to the extent obtained by Borrower or such Restricted Entity);

         (f) If the Acquisition Candidate is located outside of the United States, applicable law or the structure of the Acquisition permits the effective repatriation of such Acquisition Candidate's after-Tax earnings to the United States; and

         (g) the Acquisition Candidate's EBITDA for the twelve-month period immediately preceding the Acquisition is positive before deducting its corporate overhead expense.

         Upon completion of an Acquisition in compliance with the provisions of this Section 6.12, Borrower may give notice to the Lenders that the Acquisition Candidate shall thereafter be a Restricted Entity for purposes of this Agreement. Notwithstanding the foregoing, the Borrower and Restricted Entities may acquire or make investments in Persons not satisfying any of the foregoing requirements; provided that after making such acquisition or investment the creditors of such Person shall not have direct or indirect recourse of any kind whatsoever to the assets or revenues of the Borrower or any Restricted Entity except as a result of bona fide intercompany transactions in the ordinary course of business permitted by Section 6.15B through 6.15I or Contingent Obligations permitted by Section 6.7, i.e. such Person shall be bankruptcy remote from Borrower and each Restricted Entity. Except as set forth above or in Section 5.18, no Person may become a "Restricted Entity" under this Agreement without the consent of Required Lenders.

         SECTION 6.13. PREPAYMENT OF INDEBTEDNESS. Neither Borrower nor any Restricted Entity shall voluntarily purchase, acquire, redeem or retire, make any payment or


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


distribution on account of, or reduce any Debt, prior to its originally stated maturity (or its stated maturity on the date hereof, in the case of Debt outstanding on the date hereof), or directly or indirectly become obligated to do any of the foregoing by amending the terms thereof or otherwise, except for:
(i) Debt permitted under Section 6.4(c) or (ii) prepayments of the Obligations or of other amounts due pursuant to the Loan Documents.

         SECTION 6.14. SPECULATIVE TRANSACTIONS; CONDUCT OF BUSINESS. Except as provided in Section 5.11 hereof, Borrower shall not, and Borrower shall not permit any Restricted Entity to, engage in any transactions involving commodity options or futures contracts except for foreign forward exchange contracts, option contracts or future commitments with respect to economic hedging programs or supplies, incidental, in each case, to the conduct of Borrower's or such Restricted Entity's business. Neither Borrower nor any Restricted Entity shall engage in any line of business other than those engaged in on the Closing Date and those engaged in by any Person who becomes a Restricted Entity thereafter in accordance with the terms hereof and lines of business related thereto.

         SECTION 6.15.  UNRESTRICTED ENTITIES.

         A. Except as a result of bona fide intercompany transactions in the ordinary course of business permitted by Section 6.15B through 6.15I or Contingent Obligations permitted by Section 6.7, the creditors of any Unrestricted Entity shall not have, direct or indirect, recourse of any kind whatsoever to the assets or revenues of Borrower or any Restricted Entity for the liabilities of such Unrestricted Entity, i.e., all Unrestricted Entities shall be bankruptcy remote from Borrower and each Restricted Entity.

         B. A majority of the members of the Board of Directors of Borrower and each Restricted Entity shall not serve as a member of the Board of Directors of any Unrestricted Entity.

         C. There shall not be a substantial identity of the officers of Borrower or any Restricted Entity on the one hand and any Unrestricted Entity on the other.

         D. Neither Borrower nor any Restricted Entity shall direct or participate in the day-to-day management of any Unrestricted Entity's operations except to the extent (i) not prohibited by this Agreement or (ii) consistent with its ownership interest and the supervisory activities of other equity owners similarly situated.

         E. Neither Borrower nor any Restricted Entity shall purchase or otherwise receive any fixed assets, inventory or other goods of any nature or services from any Unrestricted Entity or sell or otherwise provide any fixed assets, inventory or other goods of any nature or services to any Unrestricted Entity except (i) dividends paid by any Unrestricted Entity to the extent permitted by applicable law, (ii) as otherwise permitted by this Agreement or
(iii) if a determination cannot be made that the terms of such transaction are at arms' length pursuant to Section 6.11 because of an absence of comparable transactions, those transactions that are on fair


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and competitive terms, as determined in good faith by a Responsible Officer of each of Borrower and such Unrestricted Entity.

         F. Borrower shall not fail to maintain its assets and transactions and the assets and transactions of its Restricted Entities separately from those of its Unrestricted Entities or to reflect such assets and transactions in financial statements separate and distinct from those of its Unrestricted Entities or to evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of its Unrestricted Entities except to extent required in the preparation of consolidated financial statements. Borrower shall not deliver or permit the delivery of its financial statements to any creditor of any Unrestricted Entity and shall not deliver the financial statements of any Unrestricted Entity to any of its creditors; PROVIDED nothing herein shall be construed to prohibit Borrower from delivering consolidated financial statements to any Person.

         G. Neither Borrower nor any Restricted Entity shall maintain any joint account with any Unrestricted Entity or be a party, whether as co-obligor or otherwise, to any agreement to which any Unrestricted Entity is a party or become liable as a guarantor or otherwise with respect to any debt or contractual obligation of any Unrestricted Entity unless (i) such Unrestricted Entity is organized as a partnership or joint venture, (ii) Borrower and its affiliates own no more than 80% of the ownership interests of such Unrestricted Entity and (iii) the other owners of such Unrestricted Entity become so liable in an amount proportional to their ownership interests; provided that in no event shall the aggregate liability of Borrower and Restricted Entities permitted hereby exceed $10,000,000.

         H. Neither Borrower nor any Restricted Entity shall make any payment or distribution of assets with respect to any obligation of any Unrestricted Entity or grant a Lien on any of its assets to secure any obligation of any Unrestricted Entity.

         I. With the exception of bona fide trade payables and receivables arising in the ordinary course of business, neither Borrower nor any Restricted Entity shall extend credit to any Unrestricted Entity unless evidenced by a promissory note bearing interest at a market rate but may in its sole discretion purchase equity securities of, and make capital contributions to, any Unrestricted Entity.

         J. Each Unrestricted Entity shall observe all appropriate corporate, partnership or similar formalities.


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


                                     ARTICLE VII.
                                  EVENTS OF DEFAULT

         SECTION 7.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events, acts or occurrences shall constitute an "Event of Default" under this Agreement:

         (a)  PAYMENTS.  Borrower shall fail to pay within the earlier of
(i) three (3) Business Days after the date when due and (ii) one (1) Business Day after notice from Agent of Borrower's failure to pay when due, any principal, interest, Fees, expenses or other amounts payable hereunder or under any of the Notes or the other Loan Documents.

         (b) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by Borrower hereunder or made under any of the other Loan Documents shall prove to be incorrect in any material respect when made.

         (c) BREACH OF CERTAIN COVENANTS. Borrower shall fail duly and punctually to observe or perform any obligation, agreement or other provision contained in Sections 5.4 (insofar as such Section requires the continued existence of Borrower and each Restricted Entity), 5.9, 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.12 and 6.13 hereof; PROVIDED that if the failure to perform or observe any obligation, agreement or other provision contained in Sections 6.4, 6.5, 6.7 or 6.8 results from (x) the incurrence of Debt or a Contingent Obligation or (y) the making of any loan, advance or investment or
(z) the granting of any lien to secure an obligation, in each case in an individual amount of less than $1,000,000, such failure shall not constitute an Event of Default hereunder unless it has continued unremedied or unwaived for a period of ten (10) days after the earlier of (i) Agent's giving notice to Borrower of such failure and (ii) the date on which a Responsible Officer of Borrower has knowledge of such failure.

         (d) BREACH OF CERTAIN OTHER COVENANTS. Borrower shall fail duly and punctually to observe or perform any obligation, agreement or other provision contained in Sections 5.3, 5.8, 5.10(c) through (f), inclusive or any Unrestricted Entity shall fail duly and punctually to observe or perform any material obligation, agreement or provision contained in Section 6.15, and such failure shall continue unremedied or unwaived for a period of ten (10) days after the earlier of (i) Agent's giving notice to Borrower of such failure and
(ii) the date on which a Responsible Officer of Borrower has knowledge of such failure.

         (e) OTHER DEFAULTS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. Borrower shall fail or, in the case of any Loan Documents executed by a Guarantor, such Guarantor shall fail, duly and punctually to observe or perform any obligation, agreement or other provision contained herein or therein, as the case may be (other than those provisions referred to in subsection (a), (c) or (d) of this Section 7.1), and such failure shall continue unremedied or unwaived for a period of twenty (20) days after the earlier of (i) Agent's giving notice to


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Borrower of such failure and (ii) the date on which a Responsible Officer of
Borrower has knowledge of such failure.

         (f) OTHER DEBT TO LENDERS. Any Defined Default under the terms of any contract or instrument (other than any of the Loan Documents or any Non-Recourse Debt) pursuant to which Borrower or any Restricted Entity has incurred any Debt or other liability to any of the Lenders.

         (g) DEFAULT IN OTHER AGREEMENTS. Any Defined Default under the terms of any contract or instrument pursuant to which Borrower or any Restricted Entity has incurred any Debt (other than Non-Recourse Debt) to any Person other than Agent and the Lenders pursuant hereto and the other Loan Documents; provided, however, that such default could reasonably give rise to a Debt of Borrower or any Restricted Entity in excess of $1,000,000, individually or in the aggregate for all such defaulted contracts and instruments combined.

         (h)  JUDGMENTS.

              (a) The filing of a notice of judgment lien against Borrower or any Restricted Entity; or the recording of any abstract of judgment against Borrower or any Restricted Entity in any county in which Borrower or any Restricted Entity has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any Restricted Entity; or the entry of a judgment against Borrower or any Restricted Entity; provided, however, that such notices, abstracts, writs, process, judgments, orders or decrees involve an amount or amounts in excess of $1,000,000, individually or in the aggregate for all such amounts combined, and the same is not stayed, vacated, paid, bonded against or discharged within twenty (20) days, but in no event later than five (5) days prior to the date of any proposed sale thereunder.

              (b) A court of competent jurisdiction enters a final order providing that (i) any Unrestricted Entity should be substantively consolidated with Borrower or a Restricted Entity, (ii) the corporate veil between an Unrestricted Entity and either Borrower or any Restricted Entity should be pierced or (iii) any Unrestricted Entity is the alter ego of either Borrower or any Restricted Entity; provided that in each such case, the Unrestricted Entity has liabilities of $1,000,000 or more.

         (i)  CHANGE OF CONTROL.  A Change of Control shall occur at any time.

         (j) BANKRUPTCY OR INSOLVENCY. (i) Borrower or any Significant Restricted Entity shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian, liquidator or other officer with similar powers to take possession of all or a substantial portion of its property or operate all or a substantial portion of its business or any of its property, or shall generally fail to pay its debts as they become due, or Borrower or any


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Significant Restricted Entity shall admit in writing its inability to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; or (ii) Borrower or any Significant Restricted Entity shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (the "Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect (or the board of directors shall adopt any resolution or otherwise authorize action to approve any of the foregoing); or (iii) any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Significant Restricted Entity, and any of the following events occurs: (1) the petition commencing the involuntary case is not contested by an appropriate proceeding promptly instituted and diligently prosecuted, (2) the petition commencing the involuntary case is not stayed or dismissed within sixty (60) days after the petition commencing such case was filed, (3) Borrower or any such Significant Restricted Entity shall file an answer admitting the jurisdiction of the court and the material allegations of any such involuntary petition or (4) Borrower or any such Significant Restricted Entity shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

         (k) DISSOLUTION OR LIQUIDATION. The dissolution or liquidation of Borrower or any Significant Restricted Entity (other than the liquidation or dissolution of a Significant Restricted Entity in the ordinary course of business), or the commencement of an action for the involuntary dissolution of any such entity which is not contested by an appropriate proceeding promptly instituted and diligently prosecuted.

         (l) ERISA. Any material violation of ERISA, a Termination Event or any Reportable Event occurs with respect to any Plan or any event or condition occurs, which violation of ERISA, Termination Event, Reportable Event or event or condition could, if continued unremedied, subject Borrower or any member of Borrower's consolidated group to a Tax, penalty or other liability which in the aggregate could reasonably be expected to have a Material Adverse Effect; provided that Borrower shall have fifteen (15) days to cure any such ERISA violation, Termination Event, Reportable Event or event or condition. "Termination Event" with respect to any Employee Plan means the occurrence of any of the following events: (i) the institution by the PBGC of proceedings to terminate an Employee Plan pursuant to Section 4042 of ERISA, (ii) the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer an Employee Plan or (iii) the adoption of an amendment to an Employee Plan requiring the provision of security to such an Employee Plan pursuant to Section 307 of ERISA.

         (m) TERMINATION OF LOAN DOCUMENTS, ETC. Any of the Loan Documents in existence on Closing Date, or any material provision in any of them, shall be declared by a court of competent jurisdiction to have ceased to be in full force and effect for any reason other than


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


a release or termination thereof upon the full payment and satisfaction of the Obligations (other than Residual Obligations), or Borrower shall so claim or assert in any writing.

         (n) FAILURE TO GIVE NOTICE OF POTENTIAL EVENT OF DEFAULT. Borrower shall fail to provide Agent with notice of a Responsible Officer of Borrower's knowledge of a Potential Event of Default promptly (but in no event later than ten (10) days after such Responsible Officer's knowledge thereof).

         (o) LITIGATION. The institution of any litigation or proceeding or investigation by a Governmental Authority brought against Borrower or any Restricted Entity, that if Adversely Determined, in the reasonable judgment of Borrower or the Required Lenders, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, or the occurrence of any development in any litigation or proceeding or investigation by a Governmental Authority existing on the Closing Date or in any litigation or proceeding or investigation by a Governmental Authority subsequently commenced which, in the reasonable judgment of Borrower or the Required Lenders, either
(i) materially increases the likelihood that such litigation, proceeding or investigation will be Adversely Determined, if such adverse determination could reasonably be expected to have a Material Adverse Effect, or (ii) materially increases the likelihood that, if Adversely Determined, such litigation, proceeding or investigation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 7.2.  REMEDIES.  Upon the occurrence of an Event of Default:

         (a) AUTOMATIC TERMINATION OF COMMITMENTS. If an Event of Default occurs under Section 7.1(j) or (k) (insofar as there occurs a liquidation or dissolution of Borrower), then the Commitments shall automatically and immediately terminate, and the obligation of each Lender to make any Loan and the obligation of Issuing Lender to issue any Letter of Credit shall thereupon terminate; PROVIDED, that the foregoing shall not affect in any way the obligations of the Lenders to make Revolving Loans to reimburse drawings under Letters of Credit as provided in Section 2.1(c), to repay Refunded Swing Line Loans as provided in Section 2.1(b), to purchase participations from the Swing Line Bank in any unpaid Swing Line Loans as provided in Section 2.1(b), or to purchase participations from Issuing Lender in the unreimbursed amount of any drawings under any Letters of Credit as provided in Section 2.1(c).

         (b) TERMINATION BY REQUIRED LENDERS. If an Event of Default occurs and is continuing under Section 7.1 hereof, other than under Section 7.1(j) or
(k) (insofar as there occurs a liquidation or dissolution of Borrower), the Required Lenders may, by written notice to Borrower, declare that the Commitments are terminated, whereupon the obligation of each Lender to make any Loan and the obligation of Issuing Lender to issue any Letter of Credit shall thereupon terminate; PROVIDED, that the foregoing shall not affect in any way the obligations of the Lenders to make Revolving Loans to reimburse drawings under Letters of Credit as provided in Section 2.1(c), to repay Refunded Swing Line Loans as provided in Section 2.1(b), to purchase participations from the Swing Line Bank in any unpaid Swing Line Loans as provided in Section


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



2.1(b), or to purchase participations from Issuing Lender in the unreimbursed amount of any drawings under any Letters of Credit as provided in Section 2.1(c).

         (c) ENFORCEMENT. Upon the occurrence of any Event of Default and while such Event of Default is continuing, Agent (acting upon the instruction of the Required Lenders), without notice to or demand upon Borrower, which are hereby expressly waived by Borrower, may proceed to protect, exercise and enforce the rights and remedies of Agent and the Lenders under the Loan Documents against Borrower and each Guarantor, and such other rights and remedies as are provided by law or equity.

         SECTION 7.3. APPLICATION OF PROCEEDS AFTER EVENT OF DEFAULT AND ACCELERATION. From and after the date on which all Obligations become due and payable in accordance with Section 7.1 and Section 7.2 hereof, all amounts received by Agent or any Lender in connection with the Obligations, whether as a result of the exercise of remedies or otherwise, shall be applied first to pay all amounts then due and owing to Agent acting in its capacity as such until paid in full. Thereafter, so long as any Letter of Credit shall remain outstanding, any amounts received by Agent shall be held by Agent, pursuant to such documentation as Agent shall request, as cash collateral for the obligation of Borrower to reimburse Issuing Lender in the event of any drawing under any outstanding Letter of Credit, and so much of such funds shall at all times remain on deposit as cash collateral as aforesaid as shall equal the maximum amount available at any time for drawing under all Letters of Credit (the "MAXIMUM AVAILABLE AMOUNT"); PROVIDED that in the event of cancellation or expiration of any Letter of Credit or any reduction in the Maximum Available Amount, Agent shall apply the difference between the cash collateral held by Agent immediately prior to such cancellation, expiration or reduction and the Maximum Available Amount immediately after such cancellation, expiration or reduction, and shall immediately apply amounts received in excess of that required to be held as cash collateral, to pay all amounts then due and owing to each of the Lenders pursuant to Sections 9.3 and 9.4 hereof, and finally to all other Obligations then due and owing to the Lenders.


                                    ARTICLE VIII.
                                AGENT AND THE LENDERS

         SECTION 8.1.  AUTHORIZATION AND ACTION.

         (a) APPOINTMENT OF AGENT. Each Lender hereby irrevocably designates, appoints and authorizes Agent as its agent hereunder to execute and deliver or accept, on behalf of each of the Lenders, this Agreement and the other Loan Documents, and any other documents, instruments and agreements related hereto or thereto and to take such action on its behalf and to exercise such rights, remedies, powers and privileges hereunder, to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof or thereof, together with such rights,


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


remedies, powers and privileges as are reasonably incidental thereto. Agent may execute any of its respective duties as agent hereunder by or through affiliates, officers, directors, agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to the agencies hereby created and its duties hereunder.

         (b) ACTIONS OF AGENT. Agent shall not, without the prior approval of the Required Lenders (or, as specifically provided herein, by all Lenders), consent to any departure by Borrower from the terms hereof, waive any Potential Event of Default or Event of Default on the part of Borrower hereunder or on the part of Borrower or any Guarantor under any of the other Loan Documents to which it is a party, or amend, modify, supplement or terminate, or agree to any surrender of, this Agreement, the Notes or any other Loan Documents. As to any matters not expressly provided for by the Loan Documents (including without limitation enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, and (subject to the provisions of this Article VIII) shall only be required to act or to refrain from acting upon the instructions of the Required Lenders. Agent may at any time request such instructions from the Required Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders, which instructions shall be binding on all Lenders; provided, however, that Agent shall not in any event be required to take or refrain from taking any action which would, in Agent's opinion, expose Agent to liability not specifically indemnified against pursuant to Section 8.5 hereof, be inconsistent with Agent's practice in similar situations when acting solely for its own account, or be contrary to the provisions of any Loan Document or to applicable law. Without limiting the generality of the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent's acting or refraining from acting under this Agreement, the Notes or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or, as specifically provided herein, by all Lenders), unless arising from Agent's gross negligence or willful misconduct.

         (c) NO ADDITIONAL DUTIES; DEFAULTS. Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. No duty to act, or refrain from acting, and no other obligation whatsoever, shall be implied on the basis of or imputed in respect of any right, power or authority granted to Agent or shall become effective in the event of any temporary or partial exercise of such right, power or authority. Without limiting the generality of the foregoing, Agent shall have no duty to exercise any right, power, remedy or privilege granted to it hereby, to ascertain or inquire whether any Potential Event of Default or Event of Default has occurred and is continuing, or otherwise to inquire into the performance or observance on the part of Borrower or any Subsidiary or Partnership of any term, covenant, condition or agreement on its part to be performed or observed, or to inspect the property (including the books and records) of Borrower or any


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


Subsidiary or Partnership or to take any other affirmative action hereunder, unless requested or directed to do so by the Required Lenders. Agent shall not be deemed to have knowledge of the occurrence of an Event of Default or Potential Event of Default (other than the non-payment of principal of or interest on the Loans) unless Agent has received notice from a Lender or Borrower specifying the occurrence of such Event of Default or Potential Event of Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice of the occurrence of an Event of Default or Potential Event of Default, Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). Agent shall take such action with respect to such Event of Default or Potential Event of Default as shall be directed by the Required Lenders; provided, however, that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Potential Event of Default as it shall in its sole and absolute discretion deem advisable in the best interest of the Lenders.

         (d) NATURE OF AGENT'S DUTIES. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Agent agrees to provide each Lender with all credit or other information concerning the affairs, financial condition or business of Borrower or any Subsidiary or Partnership received by Agent in connection with this Agreement or any of the other Loan Documents.

         SECTION 8.2. EXCULPATION; AGENT'S RELIANCE; ETC. Neither Agent nor any of its affiliates, directors, officers, agents, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent:
(a) may treat the payee of any Note or the Person in whose name a Loan is registered, as the case may be, as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with Section
9.5 hereof signed by such holder and otherwise in form satisfactory to Agent;
(b) may consult legal counsel, independent public accountants and other experts selected by Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations made in, or in connection with, this Agreement or any other Loan Document or for the due execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any of the other Loan Documents or any other agreements or any assignments, certificates, requests, financial statements, projections, notices, schedules or opinions of counsel executed and delivered pursuant thereto, or for the financial condition of Borrower, Subsidiaries and Partnerships; and (d) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telecopier or telex) believed by Agent to be genuine and correct and to have been signed or sent by the proper Person or Persons.


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


         SECTION 8.3.  WELLS FARGO AND AFFILIATES.  With respect to its
Pro Rata Share of the Commitments, the Loans made by it and the Letters of Credit issued by it, Wells Fargo shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Wells Fargo in its individual capacity. Wells Fargo and its affiliates may accept deposits from, lend money to, acquire equity interests or otherwise invest in, act as trustee under trust indentures, and generally engage in any kind of business with, Borrower and any Person who may do business with or own securities of Borrower, all as if Wells Fargo were not Agent or a Lender and without any duty to account therefor to any other Lender.

         SECTION 8.4. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to in Section 4.6 hereof and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         SECTION 8.5. INDEMNIFICATION. Agent shall be fully justified in failing or refusing to take any action hereunder or under any of the other Loan Documents or in relation thereto unless it shall first be indemnified (upon requesting such indemnification) to its satisfaction by the Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. The Lenders further agree to, and hereby do, indemnify Agent (to the extent not reimbursed by Borrower), according to the Pro Rata Shares of the Commitment then held by each of them (or any transferee not assuming the obligations of the transferring Lender hereunder) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent, in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under any Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting
from Agent's gross negligence or willful misconduct.   Without limitation of the
foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including outside counsel fees incurred on behalf of the Lenders in connection with the Loan Documents) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings (including proceedings in any bankruptcy court) or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, or any of them, to the extent that Agent is not reimbursed for such expenses by Borrower.

         SECTION 8.6. SUCCESSOR AGENT. Agent may resign at any time as Agent (and Swing Line Lender and Issuing lender) under the Loan Documents by giving thirty (30) days'


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written notice thereof to the Lenders and Borrower.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent (and Swing Line Lender and Issuing Lender) under the Loan Documents. If no successor Agent shall have been so appointed by the Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving written notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution, or a branch or agency of a financial institution, organized or licensed to do business under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least Two Billion Dollars ($2,000,000,000). Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent (including those of Swing Line Lender and Issuing Lender), and the retiring Agent shall be discharged of its future duties and obligations under the Loan Documents. In such event, Borrower shall prepay any outstanding Swing Line Loans made by the retiring Agent in its capacity as Swing Line Lender. If any Letters of Credit are then outstanding, Borrower shall (i) return such Letters of Credit for cancellation, (ii) cash collateralize such Letters of Credit in a manner reasonably acceptable to the retiring Agent, (iii) cause the successor Agent to issue to retiring Agent, backing letters of credit provided that the successor Agent's creditworthiness is reasonably acceptable to the retiring Agent or (iv) make other provision therefor that the retiring Agent determines is satisfactory. Upon any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this Article VIII will inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

         SECTION 8.7. EXCESS PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Loan or payment of any Fees or amounts due under Section 9.4 hereof in excess of its Pro Rata Share thereof and other recoveries obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in the Loans held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of the other Lenders; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to such Lender to the extent of such recovery, but without interest. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 8.7 may, to the fullest extent permitted by law and by Section 9.5(b) hereof, exercise all of its rights of payment (including set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

         SECTION 8.8. BENEFICIARIES. The provisions of this Article VIII are solely for the benefit of Agent and the Lenders, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of the Lenders and does not assume by virtue of this


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Article VIII and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower.

         SECTION 8.9. OBLIGATIONS SEVERAL. Upon syndication of the Commitments, the obligations of each Lender hereunder are several, and neither any Lender nor Agent shall be responsible for the obligation of any other Person hereunder, nor will the failure by Agent or any Lender to perform any of its obligations hereunder relieve Agent or any other Lender from the performance of its respective obligations hereunder. Nothing contained in this Agreement, and no action taken by any Lender or Agent pursuant hereto or in connection herewith or pursuant to or in connection with the Loans, shall be deemed to constitute the Lenders, together or with or without Agent, a partnership, association, joint venture, or other entity.

         SECTION 8.10. NO OBLIGATION OF ISSUING LENDER TO OTHER LENDERS WITH RESPECT TO LETTERS OF CREDIT. In determining whether to pay under any Letter of Credit, Issuing Lender shall not have any obligation to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear substantially to comply on their face with the requirements of such Letter of Credit, as the case may be. Any action taken or omitted to be taken by Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for Issuing Lender any resulting liability to any other Lender.


                                     ARTICLE IX.
                                    MISCELLANEOUS

         SECTION 9.1.  NO WAIVER; MODIFICATIONS IN WRITING.

         (a) FAILURE OR DELAY; AGENT AND THE REQUIRED LENDERS. No failure, delay or discontinuance on the part of Agent or any Lender or any other holder of rights in the Notes, if issued, in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided in this Agreement, in the Notes, if issued, and in the other Loan Documents are cumulative and are not exclusive of any remedies that may be available to Agent and the Lenders at law, in equity or otherwise except as otherwise provided in Section 9.11 hereof. No amendment, modification, supplement, termination, consent or waiver of this Agreement, the Notes or any of the other Loan Documents, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent upon its obtaining consent from the Required Lenders; provided that Agent may make such amendments to, or modifications of, Schedules A and 9.2 as are necessary to reflect assignments made in accordance with Section 9.5; provided, further that no amendment, modification or waiver shall be made of Section 5.9(b) unless the same shall be in writing and signed by Agent upon its obtaining consent


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


from Lenders holding Pro Rata Shares equal to or greater than seventy-five percent (75%); provided, still further, that no amendment, modification, supplement, termination, waiver or consent, as the case may be, which has the effect of: (i) reducing the interest rate or principal amount, or extending the stated maturity or stated due date, of any sum payable by Borrower to any Lender hereunder or under the Notes, (ii) increasing the amount, or extending the stated expiration or stated termination date, of any part of the Commitments hereunder or subjecting any Lender to any additional obligation, (iii) changing this Section 9.1 or the definition of the term "Required Lenders",
(iv) releasing all or substantially all of any class of Collateral pledged to secure Borrower's obligations hereunder or under any of the other Loan Documents, or (v) releasing any Significant Restricted Entity that is a Guarantor of Borrower's obligations hereunder or terminating any guaranty of such obligations, except as expressly provided therein, shall be effective unless the same shall be signed by Agent upon its obtaining written consent from all of the Lenders; provided still further, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, which has the effect of (w) increasing the duties or obligations of Agent hereunder, (x) increasing the standard of care or performance required on the part of Agent hereunder (y) reducing or eliminating the indemnities or immunities to which Agent is entitled, hereunder (including any amendment or modification of this Section 9.1), or (z) increasing the duties or obligations of Swing Line Lender or Issuing Lender hereunder shall be effective unless the same shall be signed by or on behalf of Agent.

         (b) LIMITED WAIVER. Any waiver of any provision of this Agreement or any of the other Loan Documents shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.1 shall be binding upon each Lender, each future Lender and Borrower. Borrower agrees and acknowledges that it shall not be entitled to rely upon or assert any purported, implied or oral modification hereof or with respect to any other Loan Document to which it is a party.

         SECTION 9.2. NOTICES. Any notice required or permitted to be given hereunder shall be given in writing and may be personally served, telecopied or sent by United States mail and shall be deemed to have been given when delivered in person, received by telecopy, or four (4) Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall, until further notice given as herein provided, be as follows:

Wells Fargo or Agent:   Wells Fargo Bank, National Association Los Angeles
                        Regional Commercial Banking Office
                        333 South Grand Avenue, Third Floor
                        Los Angeles, California 90071
                        Attention:     Cindy Sullivan,
                                       Vice President


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


With a copy to:    Wells Fargo Bank, National Association Legal Department,
                   Suite 1040
                   333 South Grand Avenue
                   Los Angeles, California 90071
                   Attention:     Commercial Section


With a copy to:    Wells Fargo Agency
                   201 Third Street, 8th Floor
                   San Francisco, California 94103
                   Attention:     Sorana Soong

Any Lender other   At the address set forth opposite each such Lender's name on than Wells Fargo:  SCHEDULE 9.2 hereto.


Borrower:          Ticketmaster Group, Inc.
                   3701 Wilshire Boulevard, 7th Floor
                   Los Angeles, California 90010
                   Attention:     Fredric D. Rosen, President and Chief
                   Executive Officer; Peter B. Knepper, Chief Financial
                   Officer; and Ned S. Goldstein, Vice President and General
                   Counsel

With a copy to:    Charles Evans Gerber, Esq.
                   Neal Gerber & Eisenberg
                   2 North LaSalle Street
                   Chicago, Illinois  60602

         SECTION 9.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Irrespective of whether the transactions contemplated hereby shall be consummated, Borrower hereby agrees to pay all of the following expenses (the "Lender Expenses") promptly following demand therefor: (a) the reasonable out-of-pocket costs and expenses of Agent and the Lenders incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes, the other Loan Documents, and all other agreements, instruments and documents contemplated hereby and thereby, and any amendments, modifications, restatements or waivers hereto or thereto; (b) the reasonable fees, expenses and disbursements of counsel to Agent and the Lenders in connection with the negotiation, preparation, reproduction, execution and delivery of this Agreement, the Notes, the other Loan Documents and all other agreements, instruments and documents contemplated hereby and thereby; (c) filing, recording, publication, search and title fees paid or incurred by or on behalf of Agent in connection with the transactions contemplated by and the administration of this Agreement, the Notes, and the other Loan Documents; (d) the reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses, including allocated fees and expenses of in-house counsel of Agent on a real hourly basis) incurred by Agent and the Lenders to correct any default, to enforce any provision of this Agreement, any


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


of the Notes or any of the other Loan Documents, or any other document or instrument contemplated hereby or thereby or to prosecute or defend any lawsuit (whether in pre-trial, trial or appellate proceedings) or administrative proceeding arising from or relating to this Agreement or the other Loan Documents, or the transactions or occurrences arising hereunder or thereunder or relating hereto or thereto (provided that solely with respect to any litigation between Borrower and Agent and the Lenders arising in connection with actions described in this clause (d), Agent and the Lenders shall only be entitled to reimbursement of such costs and expenses to the extent their position has substantially prevailed in court); and (e) the reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses, including allocated fees and expenses of in-house counsel on a real hourly basis, and the fees and expenses of other professionals) incurred by Agent or any Lender in connection with any bankruptcy or other insolvency proceeding, reorganization, workout, composition or other creditor arrangement of Borrower or any Subsidiary or Partnership.

         SECTION 9.4.  INDEMNITY.

         (a) INDEMNIFICATION. In addition to the payment of Lender Expenses pursuant to Section 9.3 hereof, Borrower agrees to indemnify, defend and hold harmless Agent and the Lenders and the officers, directors, employees and agents of the Agent and the Lenders (the "Indemnitees") from and against (i) any and all transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of the Loans (other than income and franchise taxes imposed upon any Lender by the United States of America or any political subdivision thereof or by any other country (or any political subdivision thereof) in which such Lender does business or in which such Lender has an office), and (ii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel and other professionals) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with the making of the Loans, this Agreement and all other Loan Documents or the use or intended use of the proceeds of the Loans (the "Indemnified Liabilities"); provided, however, that Borrower shall have no obligation hereunder with respect to any of the Indemnified Liabilities arising from (x) the gross negligence or willful misconduct of any Indemnitee or (y) any matter which, although arising out of the making of the Loans and/or the Loan Documents, is in substance a dispute between or among one or more of the Indemnitees which results in a judicial action or arbitration proceeding being brought to which Borrower is not a party (except that Borrower may be a necessary or nominal party or for purposes of jurisdiction or venue and except if Borrower is dismissed as a party to such action).

         (b) PROCEEDINGS. Each Indemnitee will promptly notify Borrower of each event of which it has knowledge which may give rise to a claim under the indemnification provisions of this Section 9.4; provided, however, that the failure to so notify Borrower shall in no way


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


impair Borrower's obligations under this Section 9.4 except to the extent that material prejudice to Borrower results from such failure. If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee indemnified or intended to be indemnified pursuant to this Section 9.4, such Indemnitee, to the extent directed by Borrower, will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Indemnitee (which counsel shall be reasonably satisfactory to Borrower). Each Indemnitee will use its best efforts to cooperate in the defense of any such action, writ or proceeding. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding provisions may be unenforceable because it is violative of any law or public policy, Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         (c) SURVIVAL. The obligations of Borrower under this Section 9.4 shall be Residual Obligations.

         SECTION 9.5.  SUCCESSORS AND ASSIGNMENT AND PARTICIPATIONS.

         (a) BINDING UPON SUCCESSORS AND ASSIGNS. This Agreement and any amendments hereto shall be binding upon and inure to the benefit of and be enforceable by Borrower and the Lenders and their respective successors and assigns. Borrower may not assign or transfer any interest hereunder without the prior written consent of all Lenders.

         (b)  ASSIGNMENTS OF AND PARTICIPATION IN LOANS.

              (i) With the prior written consent of Borrower and Agent (such consent not to be unreasonably withheld provided the proposed assignment is consistent with the consultation described below), each Lender may (after having consulted with Borrower prior to marketing an assignment) assign to one or more Eligible Assignees all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Pro Rata Share of the Commitment); provided that (x) the amount of the Commitment and Loans of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of such assignment) shall in no event be less than the lesser of
(I) $10,000,000 and (II) an amount equal to such assigning Lender's entire Pro Rata Share of the Commitment and the outstanding Loans, and (y) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment and Assumption Agreement, in substantially the form attached hereto as EXHIBIT 9.5 (an "Assignment Agreement"), together with a processing and recordation fee of $2,000 and any documents required by Section 2.10(c)(i). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment Agreement, (A) the assignee thereunder shall be a party hereto and have the rights and obligations of a Lender hereunder and (B) the Lender assignor thereunder shall relinquish its rights and be released from its future obligations under this Agreement and the other Loan Documents (and such Lender shall cease to be a party hereto and thereto if it has assigned all of its Pro Rata Share of the Commitment).


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


              (ii) By executing and delivering an Assignment Agreement, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (u) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; (v) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by any of Borrower or any Restricted Entity of any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto;
(w) such assignee confirms that it has received a copy of this Agreement, together with copies of the latest financial statements referred to in
Section 5.3 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (x) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (y) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (z) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

              (iii) Upon its receipt of an Assignment Agreement executed by an assigning Lender, Agent shall (x) accept such Assignment Agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to Borrower.

              (iv) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Pro Rata Share of the Commitment and the Loans); provided that (x) such Lender's obligations under this Agreement (including, without limitation, its Pro Rata Share of the Commitment hereunder) shall remain unchanged, (y) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided further, that such Lender shall retain all rights of approval hereunder, except rights of approval with respect to amendments, modifications or waivers relating to the interest rates borne by the Loans, the amount of fees payable hereunder as applicable to a participant, the amount of the Commitment and the Loans, the maturity dates of the Loans and the release of all or substantially all guaranties of or security for the Loans except as required or permitted under this Agreement.

              (v) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this subsection, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower or any

Restricted Entity furnished to such Lender by or on behalf of Borrower; provided that, prior to any such disclosure, (x) such Lender consults with Borrower regarding such disclosure and (y) the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information relating to Borrower received by it from such Lender.

         SECTION 9.6. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and any Person with any interest in any Loan or Note, if issued, is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits of Borrower (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including Client Accounts and other trust accounts) and any other indebtedness at any time held or owing by such Lender or that subsequent holder to or for the credit or the account of Borrower or against and on account of the Obligations of Borrower to such Lender or that subsequent holder under this Agreement and the Notes, if issued, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Loans, the Notes, if issued, or any of the other Loan Documents, irrespective of whether or not such Lender or other Person with an interest in any Loan or Note shall have made any demand under this Agreement; provided that no Person other than a Lender shall be entitled to rights under this Section 9.6, unless Borrower has received ten days' prior written notice of its interest in a Loan or Note.

         SECTION 9.7. EFFECTIVENESS. Each and every provision of this Agreement, and all Obligations of Borrower hereunder, shall remain in full force and effect and enforceable in accordance with their terms (except as enforceability is limited in accordance with the provisions hereof) until all of such Obligations (other than Residual Obligations) shall have been paid in full or otherwise satisfied; provided, however, that at any time when Borrower's only remaining Obligations hereunder are obligations under Sections 2.9, 2.10 and 9.4, the provisions of Articles IV, V, VI, VII and VIII hereof shall not be binding upon Borrower, and any breach thereof shall not give rise to a Potential Event of Default or an Event of Default.

         SECTION 9.8. HEADINGS. Article and section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or affect the construction of this Agreement.

         SECTION 9.9. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the


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


parties hereto. At Agent's discretion, Agent may accept facsimile signatures from any Lender and Borrower.

         SECTION 9.10. COMPLETE AGREEMENT. Notwithstanding any provision of any of the Loan Documents to the contrary, this Agreement, the Notes, the other Loan Documents and the other instruments and documents executed in connection herewith and therewith constitute the entire agreement by and among the parties hereto, and supersede and replace all prior discussions, negotiations, offers, understandings and agreements including, without limitation, the Existing Credit Agreement and the "Loan Documents" as defined in the Existing Credit Agreement (except that such supersession shall be prospective in nature and shall not be deemed to affect or change the date on which the obligations of Borrower under the Existing Credit Agreement were created or the date on which the guaranties and security interests under the existing collateral documents were granted). There are no other understandings or agreements, and neither Agent nor any Lender has made any representations or promises, unless specifically set forth in this Agreement or in the Loan Documents executed in connection herewith.

         SECTION 9.11. INTERPRETATION. This Agreement and each of the other Loan Documents executed in connection herewith shall be construed to liberally effectuate the rights and remedies of the parties hereto as expressed herein, and neither such principle of interpretation nor the express language of this Agreement or any of the other Loan Documents executed in connection herewith shall be impaired or adversely affected by any prior discussion, form or draft of this Agreement or any of the instruments and documents executed in connection herewith. Neither this Agreement nor any of the Loan Documents executed in connection herewith shall be construed against Agent or any Lender merely because they were initially drafted by the Lenders' counsel. In the event of any irreconcilable conflict between any terms of this Agreement and the terms of any other Loan Documents, the terms of this Agreement shall prevail; provided, however, that in the event of any irreconcilable conflict between Section 9.18 hereof and a choice of governing law provision in any of the other Loan Documents, then the choice of governing law provided in such other Loan Document shall prevail.

         SECTION 9.12. NO COURSE OF CONDUCT. At no time shall the prior or subsequent course of conduct by Borrower, Agent or any Lender directly or indirectly limit, impair or otherwise adversely affect any of the parties' rights or remedies in connection with this or any of the instruments and documents executed in connection herewith, since the parties hereto agree that this Agreement and the Loan Documents executed in connection herewith shall only be amended by written instruments executed by the parties, as provided herein.

         SECTION 9.13. NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the protection and benefit of the parties hereto and their successors and assigns, and no other Person shall be a direct or indirect beneficiary of or have any direct or indirect cause of action or claim in connection with this Agreement or any of the Loan Documents executed in connection herewith.


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


         SECTION 9.14. LIEN ON DEPOSITS AND PROPERTY IN POSSESSION OF ANY LENDER. As security for the prompt payment and performance of all its obligations hereunder and under the other Loan Documents, Borrower hereby grants to Agent and the Lenders and each of them a Lien on and a security interest in all its right, title and interest in and to any and all deposit accounts now or hereafter maintained with Agent or any Lender (including, without limitation, the Payment Account but excluding the Client Accounts and any other trust accounts) and in and to any and all of its property and the proceeds thereof now or hereafter in the possession of Agent or any Lender. If an Event of Default has occurred and is continuing, Agent or any Lender may exercise its rights under Article 9 of the Uniform Commercial Code and other applicable laws and apply any funds in any deposit account maintained with it by Borrower and/or any property of Borrower in its possession against any amount owed to it by Borrower hereunder and/or under any other Loan Document.

         SECTION 9.15. NONLIABILITY OF THE LENDERS. Borrower acknowledges and agrees that:

         (a) INSPECTIONS OF COLLATERAL. Any inspection of Collateral made by or through Agent or the Lenders is for purposes of administration of the Loans only and Borrower is not entitled to rely upon the same;

         (b) NO REPRESENTATION OR WARRANTY. By accepting or approving anything required to be observed, performed, fulfilled or given to Agent or the Lenders pursuant to the Loan Documents, including any certificate, financial statement, insurance policy or other document, Agent and the Lenders shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Agent or the Lenders;

         (c) RELATIONSHIP OF LENDERS AND BORROWER. The relationship between Borrower and Agent and the Lenders is, and shall at all times remain, solely that of a borrower and lender; Agent and the Lenders shall not under any circumstance be construed to be partners or joint venturers of Borrower or its affiliates in connection with this Agreement or any of the other Loan Documents; Agent and the Lenders shall not under any circumstances be deemed to be in a fiduciary or equivalent relationship with Borrower or any of its affiliates, or to owe any fiduciary duty to Borrower or any of its affiliates; Agent and the Lenders do not undertake or assume any responsibility or duty to Borrower or any of its affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or any of its affiliates of any matter in connection with their property, any collateral held by Agent or the Lenders or the operations of Borrower or any of its affiliates; Borrower and its affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Agent or the Lenders in connection with such matters is solely for the protection of the Lenders and neither Borrower nor any other Person is entitled to rely thereon; and


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


         (d) NO LIABILITY. Agent and the Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to property caused by the actions, inaction or negligence of Borrower and/or its affiliates and Borrower hereby indemnifies and holds harmless Agent and the Lenders from any loss, damage, liability or claim.

         SECTION 9.16. TIME. Time is of the essence of each and every provision of this Agreement and each of the other Loan Documents.

         SECTION 9.17. SEVERABILITY OF PROVISIONS; INDEPENDENCE OF COVENANTS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

         SECTION 9.18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT THAT AGENT OR ANY OF THE LENDERS HAS GREATER RIGHTS OR REMEDIES UNDER FEDERAL LAW, WHETHER AS A NATIONAL BANK OR OTHERWISE, IN WHICH CASE SUCH CHOICE OF CALIFORNIA LAW SHALL NOT BE DEEMED TO DEPRIVE AGENT OR ANY OF THE LENDERS OF SUCH RIGHTS AND REMEDIES AS MAY BE AVAILABLE UNDER FEDERAL LAW.

         SECTION 9.19.  JURISDICTION AND VENUE.  TO THE MAXIMUM EXTENT
PERMITTED BY LAW, THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT, THE NOTES, IF ISSUED, OR THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF AGENT AND TO THE EXTENT REQUIRED WITH RESPECT TO PARTICULAR ITEMS OF COLLATERAL IN ORDER TO ALLOW AGENT OR THE LENDERS TO EXERCISE ITS OR THEIR REMEDIES WITH RESPECT THERETO, IN ANY OTHER COURT WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY AS A RESULT OF COLLATERAL BEING LOCATED IN SUCH JURISDICTION. BORROWER, THE LENDERS AND AGENT, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9.19 AND STIPULATE THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS. TO THE EXTENT


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


PERMITTED BY LAW, SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST BORROWER MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED IN SECTION 9.2 HERETO. BORROWER AND EACH OF THE LENDERS AGREES THAT ANY FINAL JUDGMENT RENDERED AGAINST IT IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AS TO THE SUBJECT OF SUCH FINAL JUDGMENT AND MAY BE ENFORCED IN OTHER JURISDICTIONS IN ANY MANNER PROVIDED BY LAW.

         SECTION 9.20. WAIVER OF TRIAL BY JURY. BORROWER, THE LENDERS AND AGENT, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. BORROWER, THE LENDERS AND AGENT, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.20 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


TICKETMASTER GROUP, INC., an              WELLS FARGO BANK,
Illinois corporation                      NATIONAL ASSOCIATION, as
                                          Agent and in its capacity as
                                          a Lender


By:_________________________              By:______________________
       Fredric Rosen                               Cindy Sullivan
Title: President and Chief                Title:  Vice President
    Executive Officer






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                                      SCHEDULE A



         On the Closing Date, the only Lender shall be Wells Fargo Bank, National Association.



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




                                     Schedule 4.7
                                          to
                                   Credit Agreement


                                         NONE